                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                         PROJECT ORANGE FUNDING, L.P.,
                         PROJECT ORANGE CAPITAL CORP.,
                                  as Issuers



                                  $68,000,000
                      10.5% SENIOR SECURED NOTES DUE 2007



                                   INDENTURE



                         DATED AS OF DECEMBER 6, 1999



                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                        as Trustee and Collateral Agent

                               TABLE OF CONTENTS
                                 _____________

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ARTICLE 1
     Definitions and Incorporation by Reference
     Section 1.01.  Definitions.....................................................    1
     Section 1.02.  Other Definitions...............................................   34
     Section 1.03.  Trust Indenture Act Provisions..................................   34
     Section 1.04.  Rules of Construction...........................................   34

ARTICLE 2
     The Senior Secured Notes
     Section 2.01.  Form and Dating.................................................   36
     Section 2.02.  Execution and Authentication....................................   38
     Section 2.03.  Registrar and Paying Agent......................................   38
     Section 2.04.  Paying Agent to Hold Money in Trust.............................   39
     Section 2.05.  Holder Lists....................................................   39
     Section 2.06.  Transfer and Exchange...........................................   39
     Section 2.07.  Replacement Senior Secured Notes................................   54
     Section 2.08.  Outstanding Senior Secured Notes................................   55
     Section 2.09.  Treasury Notes..................................................   56
     Section 2.10.  Temporary Senior Secured Notes..................................   56
     Section 2.11.  Cancellation....................................................   56
     Section 2.12.  Defaulted Interest..............................................   56
     Section 2.13.  The Collateral Agent............................................   57

ARTICLE 3
     Redemption and Prepayment
     Section 3.01.  Notices to Trustee..............................................   57
     Section 3.02.  Selection of Senior Secured Notes to Be Redeemed................   57
     Section 3.03.  Notice of Redemption............................................   58
     Section 3.04.  Effect of Notice of Redemption..................................   59
     Section 3.05.  Deposit of Redemption Price.....................................   59
     Section 3.06.  Senior Secured Notes Redeemed in Part...........................   59
     Section 3.07.  Optional Redemption.............................................   59
     Section 3.08.  Mandatory Redemption............................................   60
     Section 3.09.  Repurchase at the Option of Holders Upon a Change of Control....   61

ARTICLE 4
     Covenants
     Section 4.01.  Payment of Senior Secured Notes.................................   62
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     Section 4.02.  Partnership Existence...........................................   63
     Section 4.03.  Maintenance of Office or Agency.................................   63
     Section 4.04.  Reports, Budget.................................................   64
     Section 4.05.  Compliance and Estoppel Certificates............................   65
     Section 4.06.  Taxes...........................................................   66
     Section 4.07.  Stay, Extension and Usury Laws..................................   66
     Section 4.08.  Restricted Payments.............................................   67
     Section 4.09.  Insurance.......................................................   67
     Section 4.10.  Limitation on Indebtedness......................................   72
     Section 4.11.  Limitation on Liens.............................................   72
     Section 4.12.  Limitation on Guarantees........................................   72
     Section 4.13.  Prohibitions on Other Obligations or Assignments................   72
     Section 4.14.  Prohibition on Sale and Leaseback Transactions..................   72
     Section 4.15.  Transactions with Affiliates....................................   72
     Section 4.16.  Project Documents...............................................   73
     Section 4.17.  Operation of the Project........................................   74
     Section 4.18.  Prohibitions on Fundamental Changes.............................   76
     Section 4.19.  Separate Existence..............................................   78
     Section 4.20.  Investments.....................................................   79
     Section 4.21.  Compliance with Laws............................................   79
     Section 4.22.  Books and Records...............................................   80
     Section 4.23.  Maintenance of "Qualifying Facility" Status.....................   80
     Section 4.24.  Limitations on Activities by Capital Co.........................   80
     Section 4.25.  Compliance with the Covenant....................................   80

ARTICLE 5
     Defaults and Remedies
     Section 5.01.  Events of Default...............................................   81
     Section 5.02.  Enforcement of Remedies.........................................   83
     Section 5.03.  Other Remedies..................................................   85
     Section 5.04.  Waiver of Past Defaults.........................................   86
     Section 5.05.  Control by Majority.............................................   86
     Section 5.06.  Limitation on Suits.............................................   86
     Section 5.07.  Rights of Holders of Senior Secured Notes to Receive Payment....   87
     Section 5.08.  Collection Suit by Trustee......................................   87
     Section 5.09.  Trustee May File Proofs of Claim................................   87
     Section 5.10.  Priorities......................................................   88
     Section 5.11.  Undertaking for Costs...........................................   88
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                                      ii
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ARTICLE 6
     Trustee
     Section 6.01.  Duties of Trustee...............................................   89
     Section 6.02.  Rights of Trustee...............................................   90
     Section 6.03.  Individual Rights of Trustee....................................   91
     Section 6.04.  Trustee's Disclaimer............................................   91
     Section 6.05.  Notice of Defaults..............................................   91
     Section 6.06.  Reports by Trustee to Holders of the Senior Secured Notes;
                    Information to Rating Agencies..................................   91
     Section 6.07.  Compensation and Indemnity......................................   92
     Section 6.08.  Replacement of Trustee..........................................   93
     Section 6.09.  Successor Trustee by Merger, Etc................................   94
     Section 6.10.  Eligibility; Disqualification...................................   94
     Section 6.11.  Preferential Collection of Claims Against Issuers...............   94
     Section 6.12.  Default Rate of Interest........................................   95
     Section 6.13.  Receipt of Documents............................................   95

ARTICLE 7
     Legal Defeasance and Covenant Defeasance
     Section 7.01.  Option to Effect Legal Defeasance or Covenant Defeasance........   95
     Section 7.02.  Legal Defeasance and Discharge..................................   95
     Section 7.03.  Covenant Defeasance.............................................   96
     Section 7.04.  Conditions to Legal or Covenant Defeasance......................   96
     Section 7.05.  Release of Collateral upon Legal or Covenant Defeasance.........   98
     Section 7.06.  Deposited Money and Government Securities to be Held in Trust;
                    Other Miscellaneous Provisions..................................   98
     Section 7.07.  Repayment to Issuers............................................   99
     Section 7.08.  Reinstatement...................................................   99

ARTICLE 8
     Amendment, Supplement and Waiver
     Section 8.01.  Without Consent of Holders of Senior Secured Notes..............   99
     Section 8.02.  With Consent of Holders of Senior Secured Notes.................  100
     Section 8.03.  Revocation and Effect of Consents...............................  102
     Section 8.04.  Notation on or Exchange of Senior Secured Notes.................  102
     Section 8.05.  Trustee to Sign Amendments, Etc.................................  102

ARTICLE 9
     Miscellaneous
     Section 9.01.  Trust Indenture Act Controls....................................  103
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                                      iii
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     Section 9.02.  Notices........................................................   103
     Section 9.03.  Communication by Holders of Senior Secured Notes with Other
                    Holders of Senior Secured Notes................................   104
     Section 9.04.  Certificate and Opinion as to Conditions Precedent.............   104
     Section 9.05.  Statements Required in Certificate or Opinion..................   105
     Section 9.06.  Rules by Trustee and Agents....................................   105
     Section 9.07.  No Personal Liability of Directors, Officers, Partners,
                    Employees and Stockholders.....................................   105
     Section 9.08.  Governing Law..................................................   106
     Section 9.09.  No Adverse Interpretation of Other Agreements..................   106
     Section 9.10.  Successors.....................................................   106
     Section 9.11.  Severability...................................................   106
     Section 9.12.  Counterpart Originals..........................................   106
     Section 9.13.  Table of Contents, Headings, Etc...............................   106
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                                      iv

     INDENTURE dated as of December 6, 1999 among Project Orange Funding, L.P. ("Funding L.P."), a Delaware limited partnership (together with its successors, including Project Orange Associates, L.P. ("Orange L.P."), a Delaware limited partnership, as the survivor of the merger of Funding, L.P. with and into Orange L.P. concurrently with the issuance of the Senior Secured Notes hereunder and the execution of this Indenture by the parties hereto, "POA"), Project Orange Capital Corp., a Delaware corporation ("Capital Co." and, together with POA, the "Issuers") and U.S. Bank Trust National Association as trustee (the "Trustee") and as collateral agent (the "Collateral Agent").

     The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 10.5% Senior Secured Notes due 2007 (the "Senior Secured Notes"); and

     On the date hereof, pursuant to the terms of this Indenture, the Issuers are issuing for the equal and ratable benefit of the Holders of the $68,000,000 principal amount of the Senior Secured Notes.

                                   ARTICLE 1

                   Definitions and Incorporation by Reference

     Section 1.1.  Definitions.

     "144A Global Note" means a global Note in the form of Exhibit A-I hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary Agent or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Senior Secured Notes sold in reliance on Rule 144A.

     "Accounts" means the accounts established under and defined in the Depositary Agreement.

     "Additional Project Document" means any contract or agreement related to the construction, testing, maintenance, repair, operation or use of the Project or the Steam Plant (other than any contract or agreement for or evidencing Indebtedness) entered into by POA and any other Person subsequent to the date hereof.

     "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, plus 0.5%.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" shall have correlative meanings.

     "Agency" means SIDA.

     "Agency Agreement" means the Agency Agreement and Power of Attorney dated as of April 5, 1991 between SIDA and Orange L.P.

     "Applicable Permit" means any Permit, including any zoning, environmental protection, pollution, sanitation, the Federal Energy Regulation Commission, the New York Public Service Commission, safety, siting or building Permit, (a) that is necessary at any given time to operate, maintain, repair, lease, own or use the Project and the Steam Plant as contemplated by the Operative Documents, to sell electricity and steam therefrom, to enter into any Operative Document or to consummate any transaction contemplated thereby, or (b) that is necessary so that none of POA, or the Secured Parties nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA or under any state laws or regulations respecting the rates or the financial or organizational regulation of electric utilities solely as a result of the operation of the Project or the sale of electricity or steam therefrom.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Cedel that apply to such transfer or exchange.

     "Asset Manager" means Niagara Mohawk Energy Marketing, Inc., a New York corporation.

     "Asset Manager Agreements" means the Asset Management Letter Agreement dated as of December 6, 1999 between POA and the Asset Manager pursuant to which the Asset Manager agrees to manage the business operations and finances of POA, including the administration of the Project Documents and to seek to maximize the Project's revenues from the Closing Date as the same may be supplemented or amended from time to time and any energy services management agreement entered into in connection therewith.

     "Asset Manager Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among the Asset Manager, Orange L.P. and the Collateral Agent relating to the Asset Manager Agreements.

     "Assumption Agreement" means the Assumption Agreement in the form of Exhibit F hereto executed and delivered by Orange L.P. to the Trustee on the Closing Date currently with the consummation of the Merger.

     "Bankruptcy Code" means Bankruptcy Law.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

     "Boiler Guaranty" means the Guaranty Agreement of Century Contractors West, Inc. units as construction contractor to the Project dated as of April 5, 1991 to the University guaranteeing certain obligations of POA under the Steam Plant Operating Agreement and assumed by General Electric Company on February 2, 1998.

     "Business Day" means any day other than a Legal Holiday.

     "Canadian Hunter" means Canadian Hunter Exploration Ltd., an Alberta, Canada corporation.

     "Canadian Hunter Agreements" means the Gas Purchase Agreement, the TransCanada Agreement and the Collateral Assignment of the Firm Service Agreement.

     "Canadian Hunter Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Canadian Hunter, the Collateral Agent and Orange L.P. relating to the Gas Purchase Agreement.

     "Capital Expenditure Reserve Account" means the account of such name created under and defined in the Depositary Agreement.

     "Capital Expenditure Reserve Required Balance" means an amount equal to:

     (1) the aggregate Capital Expenditures budgeted for the next succeeding twelve-month period (A) as approved by the Independent Engineer and delivered to the Trustee and the Collateral Agent at least annually and (B) as adjusted by management and set forth in an Officers' Certificate delivered to the Trustee and the Collateral Agent six (6) months following each budget approved by the Independent Engineer plus

     (2) $3.5 million until such time as a life extension program for the Steam Plant is approved by POA and the Independent Engineer, at which time the portion of the Capital Expenditures Reserve Required Balance required by this clause (2) shall be reduced to an amount equal to the discounted present value of the Capital Expenditures contemplated by the approved life extension program for the Steam Plant (or, in the event of a dispute between the two, the Required Capital Expenditure Reserve Balance shall be reduced to the discounted present value of the Capital Expenditures contemplated by the life extension program approved by the Independent Engineer and then, if the net present value of the Capital Expenditures contemplated by the life extension program approved by a third party pursuant to expedited dispute resolution procedures set forth in Section
6.14 of the Depositary Agreement, is lower, the Required Capital Expenditure Reserve Balance shall be further reduced to such lower amount).

     "Capital Expenditures" means:

     (1) labor, materials and other direct expenses for any major overhaul of or major maintenance procedure for the Project or the Steam Plant (including major maintenance such as turbine overhauls or the refurbishment or replacement of the steam boilers) which requires significant disassembly or shutdown of the Project or the Steam Plant pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any applicable legal requirement or any Project Contracts; and

     (2) any other expenses that are capitalized on the balance sheet and qualify as capital expenditures of POA in accordance with GAAP;

     provided that:

          (A) the "Fired-Hour Fee" payable pursuant to Section 5.10 of the O&M Agreement shall not constitute a "Capital Expenditure" even if any portion thereof would be treated as a capital expenditure of POA in accordance with GAAP, and

          (B) amounts expended by POA pursuant to Section 7.01 of the Steam Plant Operating Agreement to repair, overhaul, refurbish or replace the Steam Plant shall be deemed to constitute "Capital Expenditures" to the extent that they would be treated as capital expenditures of POA in accordance with GAAP if POA owned the Steam Plant.

     "Capital Stock" means:

     (1)  in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cedelbank" means Cedelbank, societe anonyme.

     "Change of Control" means the occurrence of any of the following:

     (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of POA to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

     (2) the adoption of a plan relating to the liquidation or dissolution of POA; or

     (3) the first day following the Closing Date on which Permitted Holders cease to own, directly or indirectly, (a) 50% or more of the total voting power of the Voting Stock of POA and (b) 85% or more of the total economic ownership interests in POA.

     "Change of Control Offer" shall have the meaning described in Section 3.09 of this Indenture.

     "Change of Control Payment" shall mean the payment by the Issuers, in cash, of the Change of Control Offer price equal to 101% of the aggregate principal amount of the Senior Secured Notes purchased pursuant to Section 3.09 of this Indenture, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase.

     "Change of Control Payment Date" means the date, no earlier than 30 days and no later than 60 days after a notice of a Change of Control has been sent to each Holder, wherein the Issuer offers to repurchase the Senior Secured Notes pursuant to Section 3.09(b) of this Indenture.

     "City Easement Agreements" means the easements, licenses, rights of way, passages and similar agreements described in Exhibit A-3 to the First Mortgage and the City Easement Assignment and the improvements, appurtenances, fixtures and additions now or hereafter thereon and relating thereto.

     "City Easement Assignment" means the Assignment of Easements dated as of April 5, 1991 by Orange L.P., as assignor, to the SIDA, as assignee, recorded in the Clerk's Office on May 3, 1991.

     "City Easements" means certain easements located within the City of Syracuse, New York described in Exhibit A-2 to the First Mortgage granted by the City Easement Agreements and assigned by the City Easement Assignment.

     "Clerk's Office" means the Office of the County Clerk of Onondaga County, New York.

     "Closing Date" means the date of the issuance of the Senior Secured Notes.

     "Collateral" means all real and personal property interests which are subject or are to become subject to the security interests or liens granted by any of the Collateral Documents. The definition of "Collateral" expressly excludes (a) the Excluded Accounts, (b) the Steam Plant and any improvements, accessions and additions thereto and (c) insurance proceeds relating to the Steam Plant.

     "Collateral Agent" or "Agent" means U.S. Bank Trust National Association, as collateral agent for the benefit of the Secured Parties, together with its successors and assigns.

     "Collateral Assignment of the Firm Service Agreement" means the Collateral Assignment of the Firm Service Agreement dated as of April 5, 1991 between Canadian Hunter and Orange L.P.

     "Collateral Documents" means, collectively, the Depositary Agreement, the First Mortgage, the Security Agreement, the SIDA Security Agreement, the Pledge Agreements, the Consents and any other document providing for any lien, pledge, encumbrance, mortgage or security interest to secure the payment and performance by SIDA and the Credit Parties of their respective obligations under this Indenture, the Senior Secured Notes and the Collateral Documents on (i) any or all of the assets of POA, the ownership interests thereof or (ii) the assets and contracts constituting or related to the Project.

     "Comparable Treasury Issue" means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the

Remaining Average Life of the Senior Secured Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Average Life of such Senior Secured Notes.

     "Comparable Treasury Price" means, with respect to any date of redemption,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     "Consent" means each of the Asset Manager Consent and Agreement, the University Consent and Agreement, the University Subordination Agreement, the SIDA Consent and Agreement, the PILOT Consent and Agreement, the Niagara Mohawk Consent and Agreement, the TGPC Consent and Agreement, Canadian Hunter Consent and Agreement, TransCanada Consent and Agreement, and the Operator Consent and Agreement.

     "Contract Termination Event" means:

          (i) the occurrence of an early termination event (whether by default or otherwise) under the Indexed Swap Agreement with respect to which Niagara Mohawk is required to make a termination payment under the Indexed Swap Agreement to POA; or

          (ii) any event of force majeure under, or the termination of, the Gas Purchase Agreement with respect to which Canadian Hunter is required to refund or repay any portion of the lump-sum payment corresponding to the unused portion of the Maximum Entitlement (as defined in the Gas Purchase Agreement).

     "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 9.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

     "Covenant" means the Amendment, Release and Covenant Not to Sue dated April 5, 1991 among Kronish Lieb, GAS LP, Adam Victor, Orange L.P. and others pursuant to which Orange L.P. is authorized and directed to pay Kronish Lieb all amounts which it is entitled to receive under the Stipulation.

     "Credit Parties" means each of the Issuers, POA, each of the Partners, and each Affiliate of the Issuers, POA or the Partners that is a party to any Collateral Document.

     "Custodian" means, initially, the Trustee, and its successors and assigns or any other custodian performing similar functions.

     "Debt Service Coverage Ratio" means for any period, without duplication, the ratio of (i) the sum of (A) all revenues (including interest and fee income but excluding any insurance proceeds and all other similar non-recurring receipts) of POA for such period, minus (B) the aggregate amount of Operating and Maintenance Costs of POA for such period, minus (C) all Capital Expenditures during such period, to (ii) the sum of (A) all principal, premium (if any) and interest payable with respect to Permitted Indebtedness outstanding for such period, plus (B) the aggregate amount of overdue principal, premium (if any) and interest payments owed with respect to Permitted Indebtedness outstanding from previous periods; all as determined on a cash basis in accordance with GAAP.

     "Debt Service Reserve Account" means the account of such name created under and defined in the Depositary Agreement.

     "Debt Service Reserve Letter of Credit" one or more irrevocable, direct pay letters of credit issued by the Debt Service Reserve LOC Provider in favor of the Collateral Agent where the account party is not POA.

     "Debt Service Reserve LOC Provider" means any commercial bank(s) or financial institution(s) issuing the Debt Service Reserve Letter of Credit, which institution shall be rated not less than A by S&P and A2 by Moody's.

     "Debt Service Reserve Required Balance" means, on the Closing Date, $6,200,000, and thereafter an amount equal to the aggregate amount of the principal and interest due on the Senior Secured Notes on the next succeeding semi-annual scheduled payment date.

     "Default" means an event or condition that, with the giving of notice, lapse of time or failure to satisfy certain specified conditions, or any combination thereof, would become an Event of Default.

     "Default Rate" means 12.5% per annum.

     "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

     "Depositary Agent" means, with respect to the Senior Secured Notes issuable or issued in whole or in part in global form, the Person specified in Section
2.03 hereof as the Depositary Agent with respect to the Senior Secured Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Depositary Agreement" means the Deposit and Disbursement Agreement, dated as of the date hereof, among POA, the Trustee and the Collateral Agent.

     "Distribution Account" means the account of such name created under and defined in the Depositary Agreement.

     "Distribution Suspense Account" means the account of such name created under and defined in the Depositary Agreement.

     "Drawing Agreement" means the Letter of Credit Drawing Agreement dated as of March 29, 1991 between TGPC and Orange L.P.

     "Easement Agreements" means the City Easement Agreements, the Outside Easement Agreements and the Outside Easement Lease.

     "Easements" means the City Easements and the Outside Easements.

     "Eminent Domain Proceeds" means all amounts and proceeds (including instruments) received by POA in respect of any Event of Eminent Domain, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority.

     "Equipment" means all machinery, apparatus, equipment, fittings, fixtures and other personal property of every kind and nature whatsoever owned by SIDA or Orange L.P., or in which SIDA or Orange L.P. has or may hereafter have or acquire an interest, whether actually now or hereafter located at, upon or about the Premises or not, and whether in storage or otherwise, wherever they may be located, or any appurtenance thereto, and used or usable in connection with the present or future operation and occupancy of all or any part of the property subject to the First Mortgage, and all building equipment, materials and supplies or any nature whatsoever owned by SIDA or Orange L.P., or in which SIDA or Orange L.P. has or may hereafter have or acquire an interest, whether actually now or hereafter located upon the Premises or not, and whether in storage or otherwise, wherever they may be located, including power plants, particle separators, moisture separators, injection systems, gas pipelines, steam lines, power lines, pumps, control and monitoring equipment, tanks, boilers and turbines, all of which equipment, including replacements and additions thereto, shall, to the fullest extent permitted by law and for the purposes of the First Mortgage, be deemed to be part and parcel of the property subject to the First Mortgage.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Event of Default" shall have the meaning set forth in Section 5.01 hereof.

     "Event of Eminent Domain" means any compulsory transfer or taking or any transfer under threat of compulsory transfer or taking of any material part of the Collateral or the Project by any Governmental Authority.

     "Event of Loss" means an event which causes all or a portion of the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof and which are also referred to as the "Series B Notes".

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Excluded Accounts" has the meaning set forth in the Depositary Agreement.

     "Facility" means the Project.

         "Fair Value" when applied to any property means its fair value to POA, which may be determined without physical inspection by use of accounting and other data maintained by, or available to, POA; provided, that POA delivers an Officers' Certificate specifying the Fair Value of the relevant assets and, in the event of a transaction in excess of $2.5 million, POA also delivers an opinion of a nationally recognized expert in the valuation of such assets as to their Fair Value and that the transaction is fair to POA.

         "Final Maturity Date" means the latest stated maturity date of the Senior Secured Notes.

         "Financing Documents" means, collectively, this Indenture, the Assumption Agreement, the Purchase Agreement, the Collateral Documents, the Registration Rights Agreement and the Senior Secured Notes.

         "First Mortgage" means the Mortgage and Assignment of Rents (First Mortgage) dated as of December 4, 1999 by SIDA and POA, as mortgagors, to the Collateral Agent, as mortgagee, to be recorded in the Clerk's Office.

         "FPA" means the Federal Power Act, excluding Sections 1-18, 21-30, 202(c), 210, 211, 212, 305(c) and necessary enforcement provision of Part III of the Act with regard to the foregoing sections.

         "Fuel Supply Agreements" means the Canadian Hunter Agreements, the Natural Gas Transportation Agreements, and any other agreements necessary for or entered into in connection with the supply of fuel to the Project.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "GAS LP" means G.A.S. Orange Partners, L.P., a Delaware limited partnership.

         "GAS Orange" means G.A.S. Orange Associates, L.L.C., a Delaware limited liability company.

         "Gas Purchase Agreement" means (i) the Restated Gas Sale and Purchase Agreement dated as of March 18, 1991, between POA and Noranda, which was assigned by Noranda to, and assumed by, Canadian Hunter pursuant to an Assignment,

Amendment and Release Agreement dated on or prior to the Closing Date among Noranda, Canadian Hunter and Orange L.P. and (ii) the agreements between Orange L.P. and Canadian Hunter and UPR, respectively, to be entered into in replacement of the Restated Gas Sale and Purchase Agreement in accordance with the terms of a letter agreement dated on or prior to the Closing Date among Orange L.P., Canadian Hunter and UPR as in effect on the date hereof.

         "Gas Reserve Account" means the account of such name created under and defined in the Depositary Agreement.

         "Gas Reserve Required Balance" means, at any time, the amount equal to the Gas Reserve Deficit at such time multiplied by the highest average "Niagara Border Spot Price" for natural gas (delivered to pipe as stated in U.S. dollars) at any time during the previous twelve (12) months in the weekly Canadian Price Report published by Natural Gas Week (on an MMBtu basis).

         "Gas Reserve Deficit" means, at any time, the amount that equals (i) the amount of gas necessary, in the judgment of the Independent Engineer, to operate the Project through the Final Maturity Date so that electric output of the Project for such period will average at least 663,000 MWh per year and POA can meet its obligations to deliver steam under the Steam Contract, less (ii) the sum of (A) the "Unconsumed Entitlement" (as such term is used in the Gas Purchase Agreement) at such time plus (B) the unconsumed quantity, at such time, of any natural gas (in addition to the Unconsumed Entitlement), purchased and paid for by POA and as to which transportation pursuant to arrangements approved by the Independent Engineer as being consistent with prudent industry practice are in place plus (C) the Btu equivalent of energy and associated capacity that POA has purchased the right to acquire in connection with permitted sales of natural gas as described in Section 4.18 hereof.

         "General Partner" means GAS Orange in its capacity as general partner of POA.

         "Global Notes" means, individually and collectively each of the Restricted Global Notes and the Unrestricted Notes, in the form of Exhibit A-1 and A-2 hereto issued in accordance with the terms hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Governmental Approvals" means all governmental approvals, authorizations, consents, decrees, permits, waivers, privileges and filings with all Governmental Authorities required to be obtained for the construction, operation and maintenance of the Project or the Steam Plant.

         "Governmental Authority" means the government of any federal, state, municipal or other political subdivision in which the Project is located, and any other government or political subdivision thereof exercising jurisdiction over the Project or any party to any of the Project Documents, including all agencies and instrumentalities of such governments and political subdivisions.

         "Government Securities" means direct obligations of, or obligations, guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Ground Lease" means the Lease Agreement covering the Premises dated as of February 27, 1990 between the University, as lessor, and Orange L.P., as lessee, a memorandum of which dated April 24, 1991 was recorded in the Clerk's Office in May 23, 1991 in Book 3693 at Page 87 as amended by those three amendatory letters dated May 1, 1990, June 22, 1990 and August 29, 1990 and as further amended by the amendment dated December 31, 1990, as further amended by that Amendment to Lease dated as of December 16, 1992, as the lessee's interest thereunder was assigned by the Ground Lease Assignment, and as amended and otherwise affected by the University Consent and Agreement.

         "Ground Lease Assignment" means Assignment of the Ground Lease dated as of April 5, 1991 between Orange L.P., assignor, and SIDA, as assignee, recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 139.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

         "Holder" means as of any particular time, the Person in whose name a Senior Secured Note is registered.

         "Hot Tap Reimbursement Agreement" means the agreement relating to Installation of a Hot Tap, Measurement and DAC, dated May 25, 1988, between TGPC and GAS Inc. as amended by that certain letter agreement, dated August 11, 1988, and assigned to Orange L.P. by that certain Assignment and Assumption Agreement dated November 30, 1990 between GAS Inc. and Orange L.P..

         "Impositions" means all payments in lieu of taxes (including all payments due under the PILOT Agreement), taxes (including real estate taxes and transfer, sales and use taxes), assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof but excluding any water or other utilities to the extent the same are governed by a contract between POA and the applicable service provider), rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges of any Governmental Authority, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of, or be a Lien upon the Project, any occupancy, use or possession thereof, the rents, income, issues and profits therefrom, the Obligations under the Senior Secured Notes or the Financing Documents, but excluding income, excess profits, franchise, capital stock, estate, inheritance, succession, gift or similar taxes of any Secured Party, except to the extent that such taxes of any Secured Party are imposed in whole or in part in lieu of, or as a substitute for, any taxes which are or would otherwise be Impositions; all rent and other amounts payable under the Ground Lease, the Master Lease, the Outside Easement Lease and the Easement Agreements, and all other amounts payable under any of the other Project Documents.

         "Improvements" means all buildings, structures, pipelines, fixtures, appurtenances and other improvements, including the Project Pipeline, the Project, now or hereafter located on the Premises.

         "Indebtedness" of any Person means, at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by Senior Secured Notes, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person), (iii) all obligations of such Person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein), (iv) all obligations of such Person as lessee under capital leases to the extent required to be capitalized on the books of such Person in accordance with GAAP and (v) all obligations of others of the type referred to in clause (i) through (iv) above guaranteed by such Person, whether or not secured by a lien or other security interest on any asset of such Person.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Engineer" means Stone & Webster Management Consultants, Inc. or another nationally recognized independent engineering firm with at least the same standing as Stone & Webster Management Consultants, Inc. in terms of size, experience and technical expertise with respect to assignment of such nature and which has been retained as independent engineer by POA.

         "Independent Engineer's Base Case Projections" means the base case projections prepared by the Independent Engineer and included in the Independent Engineer's Report.

         "Independent Engineer's Report" means the Independent Engineer's Report, dated November 16, 1999, prepared by the Independent Engineer and attached to the Offering Memorandum as Appendix A.

         "Indexed Swap Agreement" means the ISDA Master Agreement and the related Confirmation each dated as of June 30, 1998 between Orange L.P. and Niagara Mohawk.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means $68,000,000 in aggregate principal amount of Senior Secured Notes issued under this Indenture on the date hereof which are also referred to as the "Series A Notes".

         "Initial Purchaser" means Donaldson, Lufkin & Jenrette Securities Corporation.

         "Insurance Consultant" means J&H Marsh & McLennan, Limited, or another nationally recognized independent insurance consulting firm which is retained by POA to act as Insurance Consultant for the benefit of the Secured Parties hereunder.

         "Interest Account" means the account of such name created under and defined in the Depositary Agreement.

         "Interest Payment Date" means each March 15 and September 15 commencing March 15, 2000 and concluding on the Final Maturity Date.

         "Investment" means, with respect to any Person, any investment by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to employees made in the ordinary course of business), or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Grade Rating" means a rating of "BBB-" or higher from S&P and "Baa3" or higher from Moody's (or an equivalent rating by another nationally recognized credit rating agency if none of such corporations is rating the Senior Secured Notes).

         "Issuers" means the POA and Capital Co., and any and all successors thereto.

         "ISO/PE" means the New York Independent System Operator and Power Exchange.

         "Kronish Lieb" means Kronish, Lieb, Weiner & Hellman.

         "Lease Documents" means the Ground Lease, the Master Lease and any other lease of property necessary or entered into in connection with the Project.

         "Leased Site" means Leased Premises.

         "Leased Premises" means the real property described in Exhibit A-1 to the First Mortgage and the improvements, appurtenances, fixtures and additions now or hereafter thereon or relating thereto.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any Person owning Indebtedness of such Person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing statement or similar instrument under the UCC or comparable law of any jurisdiction, domestic or foreign.

         "Liquidated Damages" shall have the same meaning as in Section 5 of the Registration Rights Agreement.

         "Loss Proceeds" means all net proceeds from an Event of Loss received by POA, including insurance proceeds or other amounts actually received, except proceeds of business interruption insurance, on account of an event which causes all or any portion of the Project to be damaged, destroyed or rendered unfit for normal use.

         "Loss Proceeds Account" means the account of such name created under and defined in the Depositary Agreement.

         "Master Lease" means the Lease and Sublease Agreement dated as of April 5, 1991 between Orange L.P., as lessee, and SIDA, as lessor, a memorandum of which dated as of April 15, 1991 was recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 149, as amended and otherwise affected by the SIDA Consent and Agreement.

         "Material Adverse Effect" means a material adverse effect on (i) the financial position or results of operation of the Issuers, (ii) the Collateral or the validity or priority of any of the Liens on the Collateral under any of the Collateral Documents, (iii) the ability of the Issuers to pay any of their payment obligations or to perform any of their other material obligations under this Indenture, the Senior Secured Notes or any of the other Financing Documents or under any of the Project Documents to which either Issuer is a party, or (iv) the ability of the Trustee or the Collateral Agent to enforce any of the payment obligations of the Issuers, any of the other material obligations of the Issuers or any of the material rights of the Trustee or the Collateral Agent under this Indenture, the Senior Secured Notes or any of the other Financing Documents; or
(v) the ability of POA to enforce any of its material rights under any of the Project Documents.

         "Material Project Documents" means the Niagara Mohawk Agreements, the Partnership Agreement, the Drawing Agreement, the Natural Gas Transportation Agreements, the Canadian Hunter Agreements, the Boiler Guaranty, the PILOT Agreement, the Master Lease, the University Agreements, the Easement Agreements, the Asset Manager Agreements, the Consents and the O&M Agreement.

         "Merger" means the merger on the Closing Date of Funding L.P. with and into Orange L.P. (with Orange L.P. as the surviving partnership) pursuant to the Merger Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of December 6, 1999 between Funding L.P. and Orange L.P.

         "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

         "National Flood Insurance Program" means the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 (42 U.S.C. Sections 4001 et seq.)

         "Natural Gas Transportation Agreements" means the TGPC Interruptible Gas Transportation Agreement, the TGPC Firm Gas Transportation Agreement, the Drawing Agreement and the Hot Tap Reimbursement Agreement.

         "NCP Syracuse" means NCP Syracuse, Inc., a Delaware corporation.

         "Niagara Mohawk" means the Niagara Mohawk Power Corporation, a New York corporation.

         "Niagara Mohawk Agreements" means the Power Put Agreement and the Indexed Swap Agreement.

         "Niagara Mohawk Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Niagara Mohawk, Orange L.P. and the Collateral Agent relating to the Niagara Mohawk Agreements.

         "Non-US. Person" means a Person who is not a U.S. Person.

         "Noranda" means Noranda Inc., a corporation incorporated pursuant to the Laws of the Province of Ontario, Canada.

         "O&M Agreement" means (i) the Cogeneration Facility Operation and Maintenance Agreement dated as of November 1, 1998 between Orange L.P. and Operator and (ii) any subsequent operation and maintenance agreement entered into by POA with the Operator having terms and conditions that are, in the opinion of the Independent Engineer, reasonable and customary for agreements of its type and which are consistent with prudent industry practice.

         "Obligations" means all principal, interest, penalties, fees, indemnifications, reimbursements, damages, premiums, liabilities and other amounts payable under the documentation governing any Indebtedness.

         "Offering" means the offering of the Senior Secured Notes by the Issuers.

         "Offering Memorandum" means that certain offering memorandum dated December 2, 1999 offering the Senior Secured Notes for sale.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Managing Member, the Managing Partner, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of either Issuer by Officers of such Issuer or the General Partner, one of whom must be the principal executive officer or managing member, managing partner, principal financial officer, the treasurer or principal accounting officer of such Issuer or the General Partner.

         "Operating and Maintenance Costs" means, for any periods, all amounts disbursed by or on behalf of POA for operation, maintenance (excluding Capital Expenditures), administration, repair, or improvement of the Project, including, without limitation, premiums on insurance policies, property and other taxes, payments under the relevant Lease Documents and under agreements, or options, to purchase energy and associated capacity in connection with permitted sales of natural gas, operating and maintenance agreements, leases, royalty and other land use agreements and fees, expenses, and any other payments required under the Project Documents (excluding Subordinated Asset Management Charges).

         "Operating Budget" means a budget of Operating and Maintenance Costs and Capital Expenditures with respect to POA and the Project for any given fiscal year, or part thereof, and prepared in good faith on the basis of estimated requirements, showing such costs by category for such fiscal year, or part thereof, and as approved by the Independent Engineer.

         "Operative Documents" means the Financing Documents, the Project Documents and any Additional Project Document.

         "Operator" means General Electric International, Inc., a Delaware corporation, or such other Person with technical expertise and industry standing of at least that of General Electric International, Inc. as the operator of the Project pursuant to the O&M Agreement.

         "Operator Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among the Operator, the Collateral Agent and Orange L.P. relating to the O&M Agreement.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
9.05 hereof. The counsel may be an employee of or counsel to the Issuers, any Affiliate of the Issuers or the Trustee.

         "Outside Easement Agreements" means the easements, licenses, rights of way, passages and similar agreements described in Exhibit A-5 to the First Mortgage, the Outside Easement Assignments and the Outside Easement Lease.

         "Outside Easement Assignments" means the Assignment and Assumption of Easements dated as of April 5, 1991 by O'Brien and Geer, as assignor, to OBG Technical Services, Inc., as assignee, recorded in the Clerk's Office on May 3, 1991 and the Assignment and Assumption of Easements dated as of April 5, 1991 by OBG Technical Services, Inc., as assignor, to Orange L.P., as assignee, recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 15.

         "Outside Easement Lease" means the Lease Agreement dated as of April 5, 1991 between Orange L.P., as lessor, and SIDA, as lessee, a memorandum of which dated as of April 5, 1991 was recorded in the Clerk's Office on May 3, 1991 in Book 3693 at Page 143.

         "Outside Easements" means certain easements located outside of the City of Syracuse, New York described in Exhibit A-4 to the First Mortgage granted pursuant to the Outside Easement Agreements, assigned to Orange L.P. by the Outside Easement Assignments and leased by Orange L.P. to SIDA by the Outside Easement Lease and the improvements, appurtenances, fixtures and additions now or hereafter thereon and relating thereto.

         "Outstanding Notes" means, as of the time in question, all Senior Secured Notes authenticated and delivered under this Indenture, except (i) Senior Secured Notes theretofore canceled or required to be canceled under this Indenture; (ii) Senior Secured Notes for which provision for payment shall have been made in accordance with this Indenture; and (iii) Senior Secured Notes in substitution for which other Senior Secured Notes have been authenticated and delivered pursuant to this Indenture.

         "Participant" means, with respect to the Depositary Agent, Euroclear or Cedelbank, a Person who has an account with the Depositary Agent, Euroclear or Cedelbank, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedelbank).

         "Partners" means the General Partner and GAS L.P.

         "Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Orange L.P. dated as of December 16, 1992, as amended, among the General Partner and GAS L.P.

         "Partnership Interest Purchase Agreement" means the Purchase and Sale Agreement dated as of July 29, 1999, as amended, among GAS Orange, as purchaser, and NCP Syracuse and SOP, as sellers.

         "Payment Date" means any Interest Payment Date or Principal Payment
Date.

         "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right of license of or from a Governmental Authority.

         "Permitted Holders" means Adam H. Victor, the Victor Family Irrevocable Trust and their respective Permitted Transferees.

          "Permitted Indebtedness" means:

          (1)  the Senior Secured Notes;

          (2) Indebtedness incurred to finance the making of capital improvements to the Project required to maintain compliance with applicable law or anticipated changes therein; provided that no such Indebtedness may be incurred unless at the time of such incurrence (i) no Default or Event of Default has occurred and is continuing, (ii) the Independent Engineer confirms as reasonable a certification by POA (containing customary qualifications) that the proposed capital improvements are reasonably expected to enable the Project to comply with applicable or anticipated legal requirements, (iii) the calculations of POA demonstrate that, after giving effect to the incurrence of such Indebtedness, the projected Debt Service Coverage Ratio of POA (x) for the next four consecutive fiscal quarters, commencing with the quarter in which such Indebtedness is incurred, taken as one annual period, and (y) for each subsequent fiscal year through the Final Maturity Date (treated as a single accounting period), will be an average of not less than 1.4 to 1 for the entire period and not less than 1.35 to 1 for any such fiscal year, and (iv) the Rating Agencies confirm that the incurrence of such Indebtedness will not result in a Rating Downgrade;

          (3) Indebtedness in respect of any letter of credit under the Drawing Agreement in an aggregate principal amount outstanding at no time in excess of $700,000;

          (4) Indebtedness incurred to finance the purchase price of tangible movable assets which are not essential to the operation of the Project or the Steam Plant and with an aggregate principal amount not in excess of $500,000 any time outstanding;

          (5)  promissory notes issued to NCP Syracuse and SOP pursuant to
Section 6.10(e) of the Partnership Interest Purchase Agreement; and

          (6) the Project Documents or any rights or obligations thereunder that may be construed to be Indebtedness.

          "Permitted Investments" means an Investment in any of the following:

          (1) direct obligations of the Department of the Treasury of the United States of America;

          (2) obligations, representing full faith and credit of the United States of America, of any of the following federal agencies: Export-Import Bank, Farmers Home Administration, General Services Administration, U.S. Maritime Administration, Small Business Administration, Government National Mortgage Association (GNMA), U.S.

Department of Housing & Urban Development (PHA's) and Federal Housing Administration;

          (3) obligations issued or fully guaranteed by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof and, at the time of the acquisition, having one of the two highest ratings obtainable from either S&P's or Moody's;

          (4) certificates of deposit and Eurodollar time deposits, bankers' acceptances and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus in excess of $250.0 million;

          (5) notes, bonds, collateralized mortgage obligations or other evidences of indebtedness rated "AAA" by S&P's and "Aaa" by Moody's issued by the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation;

          (6) commercial paper rated in any one of the two highest rating categories by Moody's or S&P's;

          (7) investment agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P's;

          (8) repurchase agreements with banks (foreign and domestic), broker/dealers, and other financial institutions rated at the time of bid in any one of the three highest rating categories by Moody's and S&P's, provided, (a) collateral is limited to the securities specified in clauses (1) through (5) above, (b) the margin levels for collateral must be maintained at a minimum of 102% including principal and interest, (c) the Trustee shall have a first perfected security interest in the collateral, (d) the collateral will be delivered to a third party custodian, designated by POA, acting for the benefit of the Trustee and all fees and expenses related to collateral custody will be the responsibility of POA, (e) the collateral must have been or will be acquired at the market price and marked to market weekly and collateral level shortfalls cured within 24 hours, (f) unlimited right of substitution of collateral is allowed provided that substitution of collateral must be permitted collateral substituted at a current market price and substitution fees of the custodian shall be paid by POA;

          (9) asset-backed securities having the highest rating obtainable from either S&P's or Moody's;

          (10) forward purchase agreements delivering securities specified in clauses (1) and (6) above with banks (foreign and domestic), broker/dealers, and other financial institutions maintaining a long-term rating on the day of bid no lower than investment grade by both S&P's and Moody's (such rating may be at either the parent or subsidiary level); and

          (11) money market funds rated "AAAm" or "AAAm-G" or better by S&P's and other financial funds investing exclusively in investments of the types described in clauses (1) through this clause (11) of this definition.

         "Permitted Lien" means, collectively:

          (1) Liens to secure Indebtedness described in clauses (2) or (4) of the definition of Permitted Indebtedness on the assets financed with the proceeds of such Indebtedness;

          (2) Liens under the University Collateral Documents, provided the same are subordinate to the Liens under the Collateral Documents;

          (3) mechanic's, workmen's, materialmen's, supplier's, construction or other like Liens arising in the ordinary course of business that in each case, have not become the subject of foreclosure or any other action or proceeding and for which adequate reserves have been established under generally accepted accounting principles;

          (4) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances against real property or interests therein, which do not secure any monetary obligation, and which are of a nature generally existing with respect to property of a character similar in character and use to the property that is subject thereto and which do not individually or in the aggregate with other Permitted Liens under this clause
(4) and clauses (5) and (6) below materially interfere with the use thereof in the business of POA or materially adversely affect the value thereof;

          (5) other Liens incidental to the conduct of POA's business or the ownership of properties and assets which do not secure any monetary obligation (other than vendor's liens for accounts payable with respect to the acquisition of the property in question in the ordinary course of business and liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP), and which do not individually or in the aggregate with other Permitted Liens under this clause (5) or clause (4) above or clause (6) below materially interfere with the use thereof in the business of POA or materially adversely affect the value thereof;

          (6)  the Permitted Title Encumbrances;

           (7) Liens to secure the Senior Secured Notes; and

           (8) Liens on cash and Permitted Investments and securities entitlements with respect thereto to secure Indebtedness described in clause (3) of the definition of Permitted Indebtedness.

           "Permitted Title Encumbrances" means (i) the Liens and encumbrances described in Schedule B of the Leasehold Loan Policy of Title Insurance No. 5399-25256 dated December 6, 1999 issued by the Title Company; and (ii) the University Mortgages and the University Security Agreements, provided that the same are subordinate to the First Mortgage pursuant to the University Subordination Agreement.

           "Permitted Transferees" shall mean with respect to any Person: (i) in the case of any Person who is a natural person, such individual's spouse or children (natural or adopted), any trust for such individual's benefit or the benefit of such individual's spouse or children (natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest in such Person or such individual's spouse or children (natural or adopted) or any trust for the benefit of such persons; (ii) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets; (iii) in the case of any Person who is not a natural person (other than a trust), any Affiliate of such Person; and
(iv) in the case of the Victor Family Irrevocable Trust, its beneficiaries on the Closing Date.

           "Person" means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability partnership, limited liability company, trust, unincorporated association, institution, Governmental Authority or any other entity.

           "PILOT Agreement" means the Payment in Lieu of Tax Agreement dated as of April 5, 1991, among the City of Syracuse, Orange L.P. and SIDA as amended and otherwise affected by the PILOT Consent and Agreement.

           "PILOT Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Orange L.P., the City of Syracuse, SIDA and the Collateral Agent for and on behalf of the Secured Parties, relating to the PILOT Agreement, to be recorded in the Clerk's Office.

           "Pledge Agreements" means (i) the Pledge and Security Agreement, dated as of December 6, 1999 among POA, GAS Orange, the Trustee and the Collateral Agent (ii) the Pledge and Security Agreement, dated as of December 6, 1999 among POA, GAS LP, the Trustee and the Collateral Agent (iii) the Pledge and Security Agreement, dated as of December 6, 1999 among GAS L.P., G.A.S. Alternatives Systems, Inc. the Trustee and the Collateral Agent and (iv) the Pledge and Security Agreement, dated as of December 6, 1999 among GAS LP, G.A.S./Orange Development, Inc., the Trustee and the Collateral Agent.

         "Power Put Agreement" means the Power Put Agreement, dated as of September 19, 1986 between Orange L.P. and Niagara Mohawk Power Corporation.

         "Premises" means the Leased Premises and the Easements.

         "Principal Account" means the Account of such name created under and defined in the Depositary Agreement.

         "Principal Payment Date" when used with respect to any Senior Secured Note means the date on which all or a portion of the principal of such Senior Secured Note becomes due and payable as provided therein or in this Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the Final Maturity Date, a date of declaration of acceleration, or otherwise.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Senior Secured Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "Project" means an 80 megawatt (net) gas fired cogeneration power plant (including the electric transmission line and the Project Pipeline) (but excluding the Steam Plant and related facilities and improvements), together with all buildings, structures or other improvements erected on the Leased Premises and the Easements, all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith and all parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all Lease Documents of real or personal property related thereto, and all other real and tangible and intangible personal property owned by POA or SIDA and placed upon or used in connection with the electric and steam generation plant, electric transmission line and the Project Pipeline built upon the Leased Premises and the Easements.

         "Project Documents" means the Material Project Documents, the Fuel Supply Agreements, other Lease Documents and any other material agreement or document relating to the development, construction or operation of the Project or the Steam Plant.

         "Project Pipeline" means the gas pipeline and related facilities connecting the Project to the TGPC pipeline referred to in the Natural Gas Transportation Agreements.

         "Project Revenues" means all income and receipts of POA derived from the ownership or operation of the Project, including payments due POA under the Niagara Mohawk Agreements, the Canadian Hunter Agreements or the O&M Agreement, proceeds of any business interruption or other insurance, income derived from the sale or use of electric energy or steam transmitted or distributed by the Project, together with any receipts derived from the sale of natural gas and any other property pertaining to the Project or incidental to the operation of the Project, all as determined in conformity with cash accounting principles, the investment income on amounts in the Accounts established under the Depositary Agreement, the proceeds of any insurance or condemnation awards relating to the Project and proceeds from the Collateral Documents, and any payments to POA (to the extent not included within other items listed in this definition) under the Master Lease, but not including sums paid to POA in satisfaction of a contractual obligation to indemnify POA for third party liability to the extent such sums do not exceed the actual damage, loss or cost suffered by POA in connection therewith.

         "PURPA" means the Public Utility Regulatory Policies Act of 1978.

         "PUHCA" means the Public Utility Holding Company Act of 1935.

         "Purchase Agreement" means the Purchase Agreement, dated as of December 2, 1999 between the Issuers and the Initial Purchaser.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

         "Rating" means the rating of the Senior Secured Notes by the Rating Agencies.

         "Rating Agency" means either Moody's or S&P.

         "Rating Downgrade" means a lowering by the Rating Agencies of then current credit ratings of the Senior Secured Notes.

         "Redemption Account" means the Account of such name created under and defined in the Depositary Agreement.

         "Redemption Date" means the date on which the Issuers redeem or shall redeem any Senior Secured Notes in accordance with this Indenture.

         "Reference Treasury Dealer" means any nationally recognized primary U.S. Government securities dealer in New York City selected by POA.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such date of redemption.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 6, 1999, by and among the Issuers and the Initial Purchaser.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

         "Regulation S Permanent Global Note" means a permanent global Senior Secured Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary Agent or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

         "Regulation S Temporary Global Note" means a temporary global Senior Secured Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary Agent or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Secured Notes initially sold in reliance on Rule 903 of Regulation S.

         "Remaining Average Life" means, with respect to any Senior Secured Note, the principal of which is to be redeemed (the "Called Principal"), the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment (as defined below) with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the date on which such Called Principal is to be redeemed (the "Settlement Date") and the scheduled due date of such Remaining Scheduled Payment. For purposes of this definition, the term "Remaining Scheduled Payments" means, with respect to the Called Principal of any Senior Secured Note, all payments of such Called Principal and interest thereon that would be due after the

Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

         "Required Holders" means, at any time, Persons that at such time hold not less than a majority in aggregate principal amount of the Outstanding Notes.

         "Responsible Officer" means, with respect to knowledge of any default under this Indenture, the chief executive officer, president, managing member, managing partner, chief financial officer, general counsel, principal accounting officer, treasurer, or any vice president of POA or the General Partner, as applicable, or other officer of such corporation who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such default.

         "Responsible Trust Officer" when used with respect to the Trustee or the Collateral Agent, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) including any Managing Director, Vice President, Assistant Vice President, Trust Officer, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee or the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Payment" means, with respect to any Person, (i) the declaration and payment of distributions, dividends, the issuance of Equity Interests in such person or any other payment in respect of any Equity Interests made in cash, property, obligations or other notes or (ii) the making of any Investment in, including any loans or advances to, any Affiliate; provided, however, that "Restricted Payment" shall not include (x) payments under any of the Project Documents for services rendered or (y) payments of a distribution by Funding L.P. to GAS Orange on the Closing Date with a portion of the net proceeds of the issuance of the Senior Secured Notes in an aggregate amount not to exceed $48,100,000 or (z) amounts paid from the Stipulation Reserve Account.

         "Restricted Period" means the 40-day restricted period as defined in Regulation S.

         "Revenue Account" means the Account of such name created under and defined in the Depositary Agreement.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill Companies, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns.

         "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by POA of any real or tangible personal property, which property has been or is to be sold or transferred by POA to such Person in contemplation of such leasing.

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means the Holders, the Trustee and the Collateral Agent.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Agreement" means the Security Agreement, dated as of December 6, 1999 between POA and the Collateral Agent.

         "Senior Secured Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Senior Collateral Documents" means the First Mortgage, the Security Agreement and the SIDA Security Agreement.

         "SIDA" means the Syracuse Industrial Development Authority, a public benefit corporation of the State of New York.

         "SIDA Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Orange L.P., SIDA and the Collateral Agent for and on behalf of the Secured Parties, to be recorded in the Clerk's Office relating to the Master Lease and the Lease Documents.

         "SIDA Security Agreement" means the Security Agreement dated as of December 6, 1999 between SIDA and the Collateral Agent.

         "SOP" means Syracuse Orange Partners, L.P., a Delaware limited partnership.

         "Steam Contract" means the Steam Contract, dated as of February 27, 1990 between Orange L.P. and Syracuse University as amended by those certain letter agreements dated May 1, 1990, June 22, 1990, August 29, 1990, and an amendment dated December 31, 1990.

         "Steam Plant" means the University's existing stream generation facility as more particularly defined in the Steam Contract.

         "Steam Plant Operating Agreement" means the Operating Agreement dated as of February 27, 1990 between Orange L.P. and the University, as amended by the letter agreement dated May 1, 1990.

         "Stipulation" means the Stipulation dated November 14, 1994 and Order of the Bankruptcy Court dated December 8, 1994 among Kronish Lieb, Adam Victor and GAS LP.

         "Stipulation Reserve Account" means the Account of such name created under and defined in the Depositary Agreement.

         "Subordinated Asset Management Fees" means fees and other amounts payable to the Asset Manager pursuant to the Asset Management Agreements and the Asset Manager Consent and Agreement.

         "Subordinated Asset Management Fee Account" means the Account of such name created under and defined in the Depositary Agreement.

         "Subordinated Collateral Documents" means the University Collateral Documents.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         "TGPC" means Tennessee Gas Pipeline Company, a Delaware corporation.

         "TGPC Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among TGPC, Orange L.P. and the Collateral Agent relating to the Natural Gas Transportation Agreements.

         "TGPC Firm Gas Transportation Agreement" means that certain Firm Natural Gas Transportation Agreement dated March 29, 1991 between Orange L.P. and TGPC.

         "TGPC Interruptible Gas Transportation Agreement" means the certain Gas Transportation agreement dated as of November 19, 1987 between TGPC and Gas Alternative Systems, Inc., as amended by that certain letter agreement dated as of October 4, 1988, and as assigned by Gas Alternative Systems, Inc. to Orange L.P.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Title Company" means Ticor Title Insurance Company.

         "Title Event" means the existence of any defect of title or lien or encumbrance on the Project (other than certain Permitted Liens) in effect on the Closing Date that entitles the Collateral Agent to make a claim under the policy or policies of title insurance issued to it pursuant to the Financing Documents or that entitles POA to make a claim under any policy or policies of title insurance held by it.

         "Title Event Proceeds" means all amounts and proceeds (including instruments) received by the Collateral Agent or POA in respect of any Title Event.

         "TransCanada" means TransCanada Pipelines Ltd., a Canadian company.

         "TransCanada Agreement" means the Firm Service Contact, dated as of October 11, 1990 between TransCanada and Canadian Hunter.

         "TransCanada Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among TransCanada, Canadian Hunter, Orange L.P. and the Collateral Agent relating to the TransCanada Agreement.

         "Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption.

         "Trustee" means the Trustee named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UCC" means the New York Uniform Commercial Code.

         "Unassigned Rights" means (i) the rights of the SIDA granted under the Master Lease pursuant to Section 9.1(a)(3), 9.2(a)(3), 10.4 and 10.5 thereof,
(ii) the rights of the SIDA under Sections 2.2(f), 2.2(g), 2.4, 3.1, 4.1(b), 4.4, 6.2, 7.1(a), 7.1(b), 8.3, 10.2, 10.3 and 10.9 of the Master Lease and
monies due and to become due to the SIDA for its own account or to the members, directors, officers and employees of the SIDA for their own account pursuant to
Section 7.1(a), 7.1(b), 8.3, 8.4, 10.3 and 10.9 of the Master Lease, (iii) the monies due as payments in lieu of taxes pursuant to Section 8.2(a)(4) of the Master Lease and (iv) the right to enforce the foregoing pursuant to Article XII of the Master Lease. Notwithstanding the preceding sentence, to the extent the obligations of POA under the sections of the Master Lease listed above do not relate to the payment of monies to the SIDA for its own account or to the members, officers, agents (other than the SIDA) and employees of the SIDA for their own account, such obligations, upon assignment of the Master Lease to Collateral Agent pursuant to the Financing Documents, shall be deemed to and shall constitute obligations of POA to the SIDA and Collateral Agent, jointly and severally.

         "University" means Syracuse University.

         "University Agreements" means the Ground Lease, the Steam Contract, the Steam Plant Operating Agreement, the University Easement Agreements, the University Consent and Agreement and the University Subordination Agreement.

         "University Collateral Documents" means the University Facility Mortgage, the University Pipeline Mortgage and the University Security Agreements.

         "University Consent and Agreement" means the Consent and Agreement dated as of December 6, 1999 among Orange L.P., the University and Collateral Agent for and on behalf of the Secured Parties relating to, among other things, the Ground Lease and the Steam Contract, to be recorded in the Clerk's Office.

         "University Easement Agreements" means the City Easement Agreement granted by the University described in item 2 of Exhibit A-3 to the First Mortgage and the Outside Easements granted by the University described in items 15 and 16 of Exhibit A-5 to the First Mortgage.

         "University Facility Mortgage" means the Mortgage and Security Agreement (A), dated as of April 5, 1991, recorded in the Clerk's Office on May 3,

1991 in Book 5857 at Page 221, as amended by the First Amendment of Mortgage and Security Agreement (A), dated as of December 24, 1992, recorded in the Clerk's Office on January 7, 1993, in Book 6731 at Page 254, given by SIDA and POA to the University relating to the Project and securing POA's obligations to the University under the Steam Contract, the Steam Plant Operating Agreement and the Ground Lease up to a maximum of $20,000,000 principal amount of such obligations.

         "University Pipeline Mortgage" means the Mortgage and Security Agreement (B), dated as of April 5, 1991, recorded in the Clerk's Office on May 3, 1991 in Book 5857 at Page 249, as amended by the First Amendment of Mortgage and Security Agreement (B), dated as of December 24, 1992, recorded in the Clerk's Office on January 7, 1993 in Book 6731 at Page 274, given by SIDA to the University relating to the Project Pipeline and securing POA's obligation to the University relating to access to the Project Pipeline upon termination of the Steam Contract and the Steam Plant Operating Agreement up to a maximum of $10,000,000 principal amount of such obligations.

         "University Security Agreements" means two Security Agreements dated as of April 5, 1991 among POA, SIDA and the University and Orange L.P.

         "University Subordination Agreement" means the Subordination Agreement, dated as of December 6, 1999 among POA, the University and the Collateral Agent for and on behalf of the Secured Parties.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent global Senior Secured Note in the form of Exhibit A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary Agent, representing a series of Senior Secured Notes that do not bear the Private Placement Legend.

         "UPR" means Union Pacific Resources Inc.

         "U.S. Person" means a U.S. person as defined in Rule 902(o) of Regulation S.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or otherwise entitled to vote in the determination of the management of such Person.

         Section 1.02.  Other Definitions.

                                                                            Defined in
Term                                                                          Section
-----                                                                       ----------
"Authentication Order".................................................        2.02
"Covenant Defeasance"..................................................        7.03
"Debtor Relief Law"....................................................        5.01
"Event of Default".....................................................        5.01
"incur"................................................................        4.10
"Legal Defeasance".....................................................        7.02
"Make-Whole Price".....................................................        3.07
"Paying Agent".........................................................        2.03
"Registrar"............................................................        2.03

         Section 1.03. Trust Indenture Act Provisions. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Senior Secured Notes;

         "indenture security Holder" means a Holder of a Senior Secured Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Senior Secured Notes means the Issuers and any successor obligor upon the Senior Secured Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

         Section 1.04.  Rules of Construction.

         Unless the context otherwise requires:

         (1)  a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)  "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5)  provisions apply to successive events and transactions;

         (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

         (7)  references to any gender include the other genders;

         (8) the term "including" is not limited and has the inclusive meaning represented by the phrase "including without limitation", the term "include" is not limited and has the inclusive meaning represented by the phrase "include without limitation", and the term "includes" is not limited and has the inclusive meaning represented by the phrase "includes without limitation";

         (9) the term "hereof", "herein", "hereunder", "hereto", and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement;

        (10) references in this Agreement to any document, instrument or agreement (including this Agreement) shall (i) include all exhibits, schedules and other attachments thereto, (ii) include all documents, instruments or agreements issued or executed in replacement thereof, and (iii) to the extent permitted hereby, mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time;

        (11) words which include a number of constituent parts, things or elements, including the terms Leased Premises, Easements, Easement Agreements, Improvements, Equipment, Real Property and Mortgaged Property, shall be construed as referring separately to each constituent part;

        (12) references to any Person include such Person's successors and assigns and in the case of an individual, the word "successors" includes such Person's heirs, devisees, legatees, executors, administrators and personal representatives;

        (13) references to any statute or other law include all applicable rules, regulations and orders adopted or made thereunder and all statutes or other laws amending, consolidating or replacing the statute or law referred to; and

        (14) the words "consent", "approve" and "agree", and derivations thereof or words of similar import, mean the prior written consent, approval or agreement of the Person in question.



                                    ARTICLE 2

                            The Senior Secured Notes

         Section 2.01.  Form and Dating.

         (a) General. The Senior Secured Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto for the Senior Secured Notes. The Senior Secured Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Secured Note shall be dated the date of its authentication. The Senior Secured Notes shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         The terms and provisions contained in the Senior Secured Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Senior Secured Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Senior Secured Notes issued in global form shall be substantially in the form of Exhibits A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Senior Secured Notes issued in definitive form shall be substantially in the form of Exhibit A-1 hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Senior Secured Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Senior Secured Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Senior Secured Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Senior Secured Notes represented thereby shall be made by the Trustee or the note custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Temporary Global Notes. Senior Secured Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Senior Secured Notes represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the Depositary Agent, and registered in the name of the Depositary Agent or the nominee of the Depositary Agent for the accounts of designated agents holding on behalf of Euroclear or Cedelbank, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary Agent, together with copies of certificates from Euroclear and Cedelbank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by
Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary Agent or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         (d) Euroclear and Cedelbank Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedelbank" and "Customer Handbook" of Cedelbank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedelbank.

         (e) CUSIP and Private Placement Numbers. The Issuers in issuing the Senior Secured Notes may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Trustee shall indicate the "CUSIP" or "private placement" numbers of the Senior Secured Notes in notices of redemption and related materials as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the

Senior Secured Notes or as contained in any notice of redemption and related materials.

         Section 2.02. Execution and Authentication. One Responsible Officer shall sign the Senior Secured Notes for the Issuers by manual or facsimile signature.

         If the Responsible Officer whose signature is on a Senior Secured Note is no longer a Responsible Officer at the time a Senior Secured Note is authenticated, the Senior Secured Note shall nevertheless be valid.

         A Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Secured Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Issuers signed by one Responsible Officer of each Issuer (an "Authentication Order"), authenticate Senior Secured Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Secured Notes. The aggregate principal amount of Senior Secured Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Senior Secured Notes. An authenticating agent may authenticate Senior Secured Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

         Section 2.03. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Senior Secured Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Senior Secured Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Secured Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any of their Affiliates may act as Paying Agent or Registrar.

         The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary Agent with respect to the Global Notes.

         The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

         Section 2.04. Paying Agent to Hold Money in Trust. The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Senior Secured Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than one of the Issuers or an Affiliate of the Issuers) shall have no further liability for the money. If one of the Issuers or an Affiliate of the Issuers acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Senior Secured Notes.

         Section 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Secured Notes and the Issuers shall otherwise comply with TIA (S) 312(a).

         Section 2.06.  Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary Agent to a nominee of the Depositary Agent, by a nominee of the Depositary Agent to the Depositary Agent or to another nominee of the Depositary Agent, the Depositary Agent or any such nominee to a successor Depositary Agent or a nominee of such successor Depositary Agent. All Global Notes will be exchanged by the Issuers for Definitive Notes if (i) the Issuers deliver to the Trustee notice from the Depositary Agent that it is unwilling or unable to continue to act as Depositary Agent or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary Agent is not appointed by the Issuers within 120 days after the date of such notice from the Depositary Agent or (ii) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary Agent shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Senior Secured Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b) or (c) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary Agent, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

              (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

              (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary Agent in accordance with the Applicable Procedures directing the Depositary Agent to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary Agent in accordance with the Applicable Procedures directing the Depositary Agent to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary Agent to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
          (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Senior Secured Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

                (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not a broker-dealer, a Person participating in the distribution of the Exchange Notes or a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)  the Registrar receives the following:

                                    (1)  if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

                                    (2)  if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;


                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         If any such transfer is effected pursuant to this subparagraph at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section
2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c)  Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Global Notes to Restrictive Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule

                  903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred to the Issuers, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

                           (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
          Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary Agent and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Senior Secured Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
          Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not a broker-dealer, a Person participating in the distribution of the Exchange Notes or a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)  the Registrar receives the following:

                                   (1)  if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

                                   (2)  if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary Agent and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Senior Secured Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

          (d)  Transfer and Exchange of Definitive Notes for Beneficial
Interests.

                  (i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being transferred to a Non U.S. Person in an offshore transaction in accordance with Rule

                  903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being transferred to the Issuers, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

                           (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Senior Secured Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not a broker-dealer, a Person participating in the distribution of the Exchange Notes or a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                           (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)  the Registrar receives the following:

                                   (1)  if the Holder of such Definitive Notes
                           proposes to exchange such Senior Secured Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

                                   (2)  if the Holder of such Definitive Notes
                           proposes to transfer such Senior Secured Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

         If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an

     Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive
         Note if the Registrar receives the following:

                          (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

                          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and

                          (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

                           (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                           (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D)  the Registrar receives the following:

                                   (1)  if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Senior Secured Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

                                   (2)  if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Senior Secured Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

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

          (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i)   Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Senior Secured Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          "THE SENIOR SECURED NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT: (A) SUCH SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES

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

          IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144(A)), (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR
          (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE."

                        (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv),
                  (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.06 (and all Senior Secured Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY AGENT (AS DEFINED IN THE INDENTURE GOVERNING THIS SENIOR SECURED NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO
          SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
          (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

                (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

          "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Senior Secured Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary Agent at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary Agent at the direction of the Trustee to reflect such increase.

          (i)   General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Issuers' order or at the Registrar's request.

                 (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10 and 3.06 hereof).

                 (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Secured Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part.

                 (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                 (v) The Issuers shall not be required (A) to issue, to register the transfer of, or to exchange any Senior Secured Notes during a period beginning at the opening of business fifteen (15) days before the day of any selection of Senior Secured Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Senior Secured Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Secured Note being redeemed in part or (C) to register the transfer of or to exchange a Senior Secured Note between a record date and the next succeeding Interest Payment Date.

                 (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Senior Secured Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

                 (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                 (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section
          2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

          Section 2.07. Replacement Senior Secured Notes. If any mutilated Senior Secured Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Secured Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Senior Secured Note if the Trustee's requirements are met. If required by the Trustee, Registrar or the Issuers, an indemnity must be supplied by the Holder that is sufficient in the judgment of the Trustee, Registrar and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Secured Note is replaced. The Issuers and the Trustee may charge the Holder for their respective expenses in replacing a Senior Secured Note.

          Every replacement Senior Secured Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Secured Notes duly issued hereunder.

         SECTION 2.08. Outstanding Senior Secured Notes. The Senior Secured Notes outstanding at any time are all the Senior Secured Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this
Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Senior Secured Note does not cease to be outstanding because either Issuer or an Affiliate of the Issuers holds the Senior Secured Note; however, Senior Secured Notes held by either Issuer or an Affiliate of the Issuers shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

          If a Senior Secured Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Secured Note is held by a bona fide purchaser.

          If the principal amount of any Senior Secured Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than one of the Issuers, or an Affiliate of the Issuers) holds, on a redemption date or maturity date, money sufficient to pay Senior Secured Notes payable on that date, then on and after that date such Senior Secured Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

          In the event the Senior Secured Notes are issued in book-entry form with the Depositary Agent: (i) the Trustee may deal with the Depositary Agent as the authorized representative of the Holders; (ii) the rights of the Holders shall be exercised only through the Depositary Agent and shall be limited to those established by law and agreement between the Holders and the Depositary Agent and/or direct participants of the Depositary Agent; (iii) the Depositary Agent will make book-entry transfers among the direct participants of the Depositary Agent and will receive and transmit distributions of principal and interest on the Senior Secured Notes to such direct participants; and (iv) the direct participants of the Depositary Agent shall have no rights under this Indenture under or with respect to any of the Senior Secured Notes held on their behalf by the Depositary Agent, and the Depositary Agent may be treated by the

Trustee and its agents, employees, officers and directors as the absolute owner of the Senior Secured Notes for all purposes whatsoever.

          Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Senior Secured Notes have concurred in any direction, waiver or consent, Senior Secured Notes owned by either Issuer, or by any Affiliate of the Issuers shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Secured Notes that a Responsible Trust Officer of the Trustee actually knows are so owned shall be so disregarded.

          Section 2.10. Temporary Senior Secured Notes. Until certificates representing Senior Secured Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Senior Secured Notes. Temporary Notes shall be substantially in the form of certificated Senior Secured Notes but may have variations that the Issuers considers appropriate for temporary Senior Secured Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Senior Secured Notes in exchange for temporary Senior Secured Notes.

          Holders of temporary Senior Secured Notes shall be entitled to all of the benefits of this Indenture.

          Section 2.11. Cancellation. The Issuers at any time may deliver Senior Secured Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Secured Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Secured Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Senior Secured Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Senior Secured Notes shall be delivered to the Issuers. The Issuers may not issue new Senior Secured Notes to replace Senior Secured Notes that they have paid or that have been delivered to the Trustee for cancellation.

          Section 2.12. Defaulted Interest. If the Issuers default in a payment of interest on the Senior Secured Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Secured Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Secured Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than ten (10) days prior to the related payment date for such defaulted interest. At least fifteen (15) days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

          Section 2.13. The Collateral Agent. The Issuers and the Trustee (on behalf of itself, and the Holders of the Senior Secured Notes) on the terms and conditions specified herein and the Collateral Documents hereby irrevocably appoint and authorize U.S. Bank Trust National Association, to act as the Collateral Agent hereunder and under the Collateral Documents to which the Collateral Agent is or becomes a party, with such powers, rights and obligations as are expressly delegated to the Collateral Agent by the terms of this Indenture and by the Collateral Documents.



                                   ARTICLE 3

                           REDEMPTION AND PREPAYMENT

          Section 3.01. Notices to Trustee. If the Issuers elect to redeem the Senior Secured Notes pursuant to the optional redemption provisions of Section
3.07 hereof, they shall furnish to the Trustee, at least thirty (30) days but not more than sixty (60) days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Senior Secured Notes to be redeemed and (iv) the redemption price.

          Section 3.02. Selection of Senior Secured Notes to Be Redeemed. If less than all of the Senior Secured Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Senior Secured Notes to be redeemed or purchased among the Holders of the Senior Secured Notes in compliance with the requirements of the principle national securities exchange, if any, on which the Senior Secured Notes are listed or, if the Senior Secured Notes are not listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided that no Senior Secured Note less than $1,000 shall be redeemed in part. In the event of partial redemption by lot, the particular Senior Secured Notes to be redeemed shall be selected, unless otherwise provided herein, not less than thirty (30) nor more than sixty (60) days prior to the redemption date by the Trustee from the outstanding Senior Secured Notes not previously called for redemption.

          The Trustee shall promptly notify the Issuers in writing of the Senior Secured Notes selected for redemption and, in the case of any Senior Secured Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Secured Notes and portions of Senior Secured Notes selected shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof; except that if all of the Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Secured Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Secured Notes called for redemption also apply to portions of Senior Secured Notes called for redemption.

          Section 3.03. Notice of Redemption. At least thirty (30) days but not more than sixty (60) days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Secured Notes are to be redeemed at its registered address.

          The notice shall identify the Senior Secured Notes to be redeemed and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Senior Secured Note is being redeemed in part, the portion of the principal amount of such Senior Secured Note to be redeemed and that, after the redemption date upon surrender of such Senior Secured Note, a new Senior Secured Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Secured Note;

          (d)  the name and address of the Paying Agent;

          (e) that Senior Secured Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Issuers default in making such redemption payment, interest on Senior Secured Notes called for redemption ceases to accrue on and after the Redemption Date;

          (g) the paragraph of the Senior Secured Notes and/or Section of this Indenture pursuant to which the Senior Secured Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Secured Notes.

          At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least forty-five (45) days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

          Section 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Secured Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price. A notice of redemption may not be conditional.

          Section 3.05. Deposit of Redemption Price. One Business Day prior to the Redemption Date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Secured Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Secured Notes to be redeemed.

          If the Issuers comply with the provisions of the preceding paragraph, on and after the Redemption Date, interest shall cease to accrue on the Senior Secured Notes or the portions of Senior Secured Notes called for redemption. If a Senior Secured Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Secured Note was registered at the close of business on such record date. If any Senior Secured Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Secured Notes and in Section 4.01 hereof.

          Section 3.06. Senior Secured Notes Redeemed in Part. Upon surrender of a Senior Secured Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Senior Secured Note equal in principal amount to the unredeemed portion of the Senior Secured Note surrendered.

         Section 3.07. Optional Redemption. (a) The Senior Secured Notes will be redeemable at the option of the Issuers at any time and from time to time, in whole or in

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

part, upon not less than thirty (30) nor more than sixty (60) days notice to each Holder of the Senior Secured Notes, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of such Senior Secured Note and (ii) as determined by a Reference Treasury Dealer, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Unless the Issuers default in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Senior Secured Note or portions thereof called for redemption.

          (b) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

          SECTION 3.08. Mandatory Redemption. The Senior Secured Notes will be subject to mandatory redemption, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date, upon:

          (a) the receipt of Loss Proceeds or Eminent Domain Proceeds by POA if POA determines that (i) the Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or POA determines not to rebuild, repair or restore the Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or
(ii) only a portion of the Project is capable of being rebuilt, repaired or restored, in which case, if excess proceeds exist after such rebuild, repair or restoration, only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption;

          (b) the receipt by POA of proceeds in connection with a Title Event, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that the Issuers will be subject to as a result of the Title Event; and

          (c) the receipt by POA of payments arising from the occurrence of a Contract Termination Event in which case the amount of all such payments shall be made available for such redemption subject to reduction in the case of a Contract Termination Event relating to the Gas Purchase Agreement, by the costs expended in connection with obtaining a replacement or substitute gas supply and funding the Gas Reserve Account.

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

     Other than as specifically provided in this Section 3.08, any purchase pursuant to this Section 3.08 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

     Section 3.09. Repurchase at the Option of Holders Upon a Change of Control.
(a) Upon the occurrence of a Change of Control, each Holder of Senior Secured Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Secured Notes, pursuant to the offer described in Sections (b) and (c) below (the "Change of Control Offer"), at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment").

     (b) Within ten (10) days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Senior Secured Notes on the date specified in such notice, which date shall be no earlier than thirty
(30) days and no later than sixty (60) days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Issuers will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Secured Notes as a result of a Change of Control.

     (c) On the Change of Control Payment Date, the Issuers will, to the extent lawful:

           (i) accept for payment all Senior Secured Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

           (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Secured Notes or portions thereof so tendered; and

           (iii) deliver or cause to be delivered to the Trustee the Senior Secured Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Secured Notes or portions thereof being purchased by the Issuers. The Paying Agent will promptly mail to each Holder of Senior Secured Notes so tendered the Change of Control Payment for such Senior Secured Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Secured Note equal in principal amount to any unpurchased portion of the Senior Secured Notes surrendered, if any; provided that each such new Senior

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

     Secured Note will be in a principal amount of $1,000 or an integral multiple thereof. The Issuers will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     (d) The Change of Control provisions described above in (a), (b) and (c) of this Section 3.09 will be applicable whether or not any other provisions of this Indenture are applicable to any Change of Control.

     (e) Except as provided in this Section 3.09 with respect to a Change of Control, nothing in this Indenture shall permit the Holders of the Senior Secured Notes to require that the Issuers repurchase or redeem the Senior Secured Notes in the event of a takeover, recapitalization or similar transaction.

    (f) Notwithstanding anything in (a), (b) or (c) of Section this 3.09, the Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Senior Secured Notes validly tendered and not withdrawn under such Change of Control Offer.

                                   ARTICLE 4

                                   Covenants

    Section 4.01. Payment of Senior Secured Notes. The Issuers shall pay or cause to be paid the principal of the Senior Secured Notes as follows:

                                                  Principal
            Scheduled Payment Date              Amount Payable
            ----------------------              --------------
            March 15, 2000                      $  2,210,000
            September 15, 2000                  $  4,590,000
            March 15, 2001                      $  2,890,000
            September 15, 2001                  $  3,060,000
            March 15, 2002                      $  3,060,000
            September 15, 2002                  $  3,570,000
            March 15, 2003                      $  3,570,000
            September 15, 2003                  $  4,080,000
            March 15, 2004                      $  4,080,000
            September 15, 2004                  $  4,420,000
            March 15, 2005                      $  4,760,000
            September 15, 2005                  $  4,760,000
            March 15, 2006                      $  5,440,000
            September 15, 2006                  $  5,440,000
            March 15, 2007                      $  5,950,000
            September 15, 2007                  $  6,120,000


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

     The Issuers shall pay or cause to be paid the principal, premium, if any, and interest on the Senior Secured Notes on the dates and in the manner provided in the Senior Secured Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Issuers or an Affiliate thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

     The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Secured Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     Section 4.02. Partnership Existence. Each Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its partnership existence, in accordance with its Partnership Agreement (as the same may be amended from time to time) or its corporate existence, in accordance with its certificate of incorporation (as the same may be amended from time to time), as applicable, and (ii) the rights (charter and statutory), licenses and franchises of such Issuer; provided, however, that neither Issuer shall be required to preserve any such right, license or franchise, if the management committee of such Issuer determines that the preservation thereof is no longer desirable in the conduct of the business of such Issuer, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Secured Notes.

     Section 4.03. Maintenance of Office or Agency. The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Secured Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Senior Secured Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Issuers may also from time to time designate one or more other offices or agencies where the Senior Secured Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided,

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

however, that no such designation or rescission shall in any manner relieve the Issuers of their obligations to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03.

     Section 4.04. Reports, Budget. (a) Whether or not required by the rules and regulations of the SEC, so long as any Senior Secured Notes are outstanding, the Issuers shall furnish to the Holders of Senior Secured Notes, the Trustee and to each Rating Agency (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the certified independent accountants of the Issuers; (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations; (iii) copies of material notices and (iv) written notice of any Event of Default or any event or condition that could reasonably be expected to result in a Material Adverse Effect. The Issuers shall at all times comply with TIA (S) 314.

     (b) For so long as any Senior Secured Notes remain outstanding, the Issuers shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (c) POA shall, no less than ninety (90) days in advance of the beginning of each fiscal year adopt a draft Operating Budget of anticipated revenues, debt service, proposed partnership distributions, maintenance, repair and operation expenses (including reasonable allowance for contingencies), major maintenance reserves and all other anticipated Operation and Maintenance Costs for the ensuing fiscal year. Copies of the draft annual Operating Budget for each year of operation shall be promptly furnished to the Independent Engineer for its review and approval, which shall not be unreasonably withheld or delayed. POA shall incorporate the Independent Engineer's reasonable suggestions (but only if such suggestions are delivered to POA at least sixty (60) days in advance of such fiscal year) into a final Operating Budget, which shall be prepared no less than forty-five (45) days in advance of each fiscal year. The Operation and Maintenance Costs in each such Operating Budget which are subject to escalation limitations in the Project Documents shall not, absent extraordinary circumstances, be increased by more than the amounts provided in such Project Documents. POA will

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

operate and maintain the Project, or cause the Project to be operated and maintained, in accordance with the requirements of such Operating Budget and the Depositary Agreement; provided that the Operating Budget may be further amended with the Independent Engineer's consent, which will not be unreasonably withheld or delayed, to account for contingencies which could not reasonably have been expected and in such event POA shall operate and maintain the Project, or cause the Project to be operated and maintained, in accordance with the requirements of the Depositary Agreement as applicable to the Operating Budget as so amended; provided, further, that POA may make emergency repairs costing in excess of amounts budgeted therefor if POA gives the Trustee, the Collateral Agent and the Independent Engineer notice thereof promptly thereafter.

    Section 4.05. Compliance and Estoppel Certificates. (a) The Issuers shall deliver to the Trustee and to each Rating Agency, within ninety (90) days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Issuers during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture and the other Financing Documents, and further stating that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the other Financing Documents and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and the other Financing Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Secured Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.05(a) above shall be accompanied by a written statement of the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

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

     (c) The Issuers shall, so long as any of the Senior Secured Notes are outstanding, deliver to the Trustee, forthwith upon any Responsible Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

     (d) The Issuers shall, so long as any of the Senior Secured Notes are outstanding, deliver to the Trustee and the Collateral Agent, within five (5) Business Days after receipt of a written request therefor from the Trustee or the Collateral Agent, (i) an Officer's Certificate (in form for recording in the Clerk's office, if requested by the Trustee or the Collateral Agent) specifying
(A) the aggregate unpaid principal amount of the Senior Secured Notes outstanding, (B) the date to which interest payments due pursuant to the Senior Secured Notes have been paid, (C) whether or not any Default or Event of Default has occurred and is continuing, and (D) if any Default or Event of Default is continuing, describing such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto; and (ii) evidence reasonably requested by, and reasonably satisfactory to, the Trustee and the Collateral Agent that the Issuers have complied with their obligations under this Indenture and the other Financing Documents.

     (e) The Trustee or the Collateral Agent shall, so long as any Senior Secured Notes are outstanding, deliver to the Issuers, promptly (but in any event within twenty (20) Business Days) after receipt of a written request therefor from the Issuers, a certificate by the Trustee or the Collateral Agent, as the case may be, specifying to the knowledge of the Trustee or the Collateral Agent, as the case may be (i) the aggregate unpaid principal amount of the Senior Secured Notes outstanding, (ii) the date to which interest payments due pursuant to the Senior Secured Notes have been paid, and (iii) whether or not any Default or Event of Default has occurred or is continuing.

     Section 4.06. Taxes. The Issuers shall pay prior to delinquency, all Impositions except such as are contested in good faith and by appropriate proceedings, for which adequate reserves have been established in accordance with generally accepted accounting principles, and which would not have a Material Adverse Effect.

     Section 4.07. Stay, Extension and Usury Laws. The Issuers shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers hereby expressly waive all benefit or advantage of any such law, and covenants that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

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

     Section 4.08. Restricted Payments. POA shall not make any Restricted Payments except for payments permitted under the Depositary Agreement.

     Section 4.09. Insurance. (a) POA shall, at its own cost, maintain or cause to be maintained on its behalf in effect at all times the types of insurance required by the following provisions together with any other types of insurance required hereunder, with insurance companies rated "A" or better (and a minimum size rating of XIII) by Best's Insurance Guide and Key Ratings (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings shall no longer be published) or Lloyd's Companies, the following insurance coverages until all obligations of the Issuers pursuant to this Indenture and the other Financing Documents have been fully discharged:

         (i) Comprehensive or commercial general liability insurance insuring POA, and its contractors and subcontractors on or with respect to the Premises and the Project, on an "occurrence" basis, including, but not limited to, coverage for failure to supply steam, premises/operations, explosion, collapse and underground hazards, products/completed operations, broad form property damage, blanket contractual liability, independent contractor's, and coverage for bodily injury, property damage or death, with primary coverage limits of no less than $1,000,000 per occurrences with respect to bodily injury, property damage or death and no less than $2,000,000 in the aggregate for multiple occurrences in any year with respect to bodily injury, property damage or death;

               Deductibles and exclusions shall be consistent with normal industry practice for similar operations for property and facilities similar in nature, use and location of the Project and the Steam Plant. The comprehensive or commercial general liability policy shall also include a cross-liability and severability of interest clause. Work performed by others for the Issuers shall not commence until a certificate of insurance has been delivered verifying coverages outlined above to be in place and naming the Issuers as insured or additional insured and the Collateral Agent as additional insured;

         (ii) Automobile liability insurance, including coverage for owned, non-owned and hired automobiles for both bodily injury and property damage and containing appropriate no-fault insurance provisions or other endorsements as in accordance with state legal requirements, with limits of no less than $1,000,000 per occurrence with respect to bodily injury, property damage or death;

         (iii) Workers' compensation insurance, employer's liability insurance, disability benefits insurance and such other forms of insurance which POA and

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

     its contractors and subcontractors are required by applicable law to maintain with respect to the Premises and employees performing work on or with respect to the Premises and the Project, providing statutory benefits and other states' endorsement and USL&H Act coverage (if such exposure exists), covering loss resulting from injury, sickness, disability or death of the employees of POA or its contractors or subcontractors performing work on or with respect to the Premises and the Project; and POA shall require that all said contractors and subcontractors shall maintain all of the foregoing insurance with respect to their employees performing work on or with respect to the Premises and the Project or the Steam Plant;

         (iv) POA shall maintain "all risk" property insurance coverage in the full amount of the replacement cost of the Project and the Steam Plant and including a full replacement cost endorsement on an "agreed amount" basis (with no deduction for depreciation), providing, without limitation, (A) coverages against loss or damage by fire, lightning, windstorm, hail, explosion, riot, civil commotion, aircraft, vehicles, smoke, other-risks from time to time included under "all risk" or "extended coverage" policies, earthquake, flood (provided, however, that earthquake and flood coverage shall be subject to an annual aggregate limit of $50,000,000), first party hazardous material cleanup for the Premises (provided however that such hazardous material clean up shall be subject to an annual aggregate limit of $250,000) collapse, sinkhole, subsidence and such other perils as POA, may from time to time require to be insured, and (B) with respect to the Project, boiler and machinery coverage on a "comprehensive" basis including breakdown and repair with limits not-loss than full replacement cost of the insured objects. POA shall also maintain or cause to be maintained off-site coverage with a per occurrence limit sufficient to cover replacement of all off-site equipment, and transit coverage (including ocean cargo where ocean transit will be required) with a per occurrence limit sufficient to cover the full insurable value of any item in transit. POA shall also maintain or cause to be maintained with respect to the Project business interruption insurance on both property and boiler policies, including contingent business interruption insurance with respect to the Niagara Mohawk substation, in an amount equal to satisfy policy coinsurance conditions, but not less than the sum of fifteen (15) months debt service, continuing expenses and profits. If profits are insured, the business interruption policy may include an endorsement allowing such profits to be paid to POA; other proceeds shall be paid to the Collateral Agent. POA shall also maintain or cause to be maintained, expediting or extra expense coverage in an amount not less than $3,000,000. With respect to the policies required by this Section 4.09(a)(iv), all such policies shall have a deductible of not greater than $250,000 per loss; except earthquake and flood coverage shall have a deductible of not greater than $100,000, and business interruption insurance shall have a deductible of not
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

     greater than thirty (30) days. The policy/policies shall include increased cost of construction coverage, debris removable, and building ordinance coverage to pay for loss of "undamaged" property which may be required to be replaced due to enforcement of local, state, or federal ordinances.

         (v) Fidelity and employee dishonesty coverage shall be secured for the Project, protecting against loss from employees of POA and the Partners, the Operator, the Asset Manager and any other contractors or subcontractors on or with respect to the Premises and the Project, in an amount of $1,000,000 and a deductible of not greater than $25,000.

         (vi) Umbrella Excess Liability Insurance on or with respect to the Premises and the Project of not less than $50,000,000. Such coverages shall be on a per occurrence basis and over and above coverage provided by the policies described in clauses (i), (ii), and (iii) above. The umbrella and/or excess policies shall not contain endorsements which restrict coverages as set forth in clauses (i), (ii), and (iii) above, and which are provided in the underlying policies, with the exception of "Failure to Supply", which may be sublimited to $25,000,000.

         (vii) Liability insurance in the amount of $25,000,000 for hired or non-owned aircraft and, in the event any exposure to the Project or the Issuers exists for owned aircraft, liability insurance in the amount of $25,000,000 for such owned aircraft.

         (viii) Such other insurance (as to risks covered, policy amounts, policy provisions or otherwise) as, consistent with normal industry practice for similar operations, are from time to time insured against for property and facilities similar in nature, use and location to the Project and the Steam Plant which the Required Holders, after consultation with the Insurance Consultant, may reasonably require.

     All insurance coverage shall be on a "no coinsurance basis".

     For purposes of this Section 4.09, the term "Project" shall include all property which may not otherwise be within the definition of "Project" but which is within the care, custody or control of POA or its agents, with the exception of contractor and subcontractor tools and equipment.

     (b) All policies except the worker's compensation policies described in Section 4.09(a)(iii) and the property insurance policies described in Section 4.09(a)(iv), shall name the Collateral Agent, the Trustee and the other Secured Parties as additional insureds. The property insurance described in Section 4.09(a)(iv) and any other

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

property insurance covering loss or damage to the Project shall name the Collateral Agent as mortgagee and loss payee and shall provide that any payment thereunder for any loss or damage with respect to the Project shall be made to the Collateral Agent, except that such policies may provide that any payments of less than $250,000 made in respect of any single casualty or other occurrence (not to exceed $500,000 in any year with respect to multiple casualties or occurrences) may be paid solely to POA, unless Trustee shall have notified the respective insurer that an Event of Default has occurred thereunder and shall be continuing. Upon payment and satisfaction of all of the Issuers' obligations under and termination of the Financing Documents, the Trustee and the Collateral Agent, at the request and expense of POA, will instruct the insurers to name POA, or such successor credit provider or other Person as POA shall specify, as loss payee. Each such policy shall expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of POA) shall operate in the same manner as if there were a separate policy covering each such insured. Each such policy shall waive subrogation against any of the Secured Parties and POA and shall waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of POA or the Secured Parties. Each such policy shall provide that if any premium or installment is not paid when due, or if such insurance is to be canceled, terminated or materially changed for any reason whatsoever, the insurers (or their representatives) will promptly notify POA and the Trustee and the Collateral Agent, and any such cancellation, termination or change shall not be effective until thirty (30) days after receipt of such notice by the Trustee and the Collateral Agent, and that appropriate certification shall be made to POA by each insurer with respect thereto.

     (c) In the event that POA fails to respond in a timely and appropriate manner (as reasonably determined by the Collateral Agent) to take any steps necessary or reasonably requested by the Collateral Agent to collect from any insurers for any loss covered by any insurance required to be maintained by this
Section 4.09, the Collateral Agent shall have the right to make all proofs of loss, adjust all claims and/or receive all or any part of the proceeds of the foregoing insurance policies, either in its own name or the name of POA; provided, however, that POA shall, upon the Collateral Agent's request and at POA's own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Collateral Agent to collect from insurers for any loss covered by any insurance required to be obtained by this
Section 4.09.

     (d) On or before March 1 of each year, commencing with March 1, 2000, POA shall furnish to the Trustee and the Collateral Agent, an Officers' Certificate, showing the insurance then maintained by or on behalf of POA pursuant to this
Section 4.09 and stating that such insurance complies in all material aspects with the terms hereof, together with evidence of payment of the premiums thereon. In the event that at

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

any time the insurance as herein provided shall be reduced or cease to be maintained, then (without limiting the rights of the Trustee hereunder in respect of the Event of Default which arises as a result of such failure) the Trustee or the Collateral Agent may at its option maintain the insurance required hereby and, in such event, POA shall reimburse the Trustee or the Collateral Agent, as the case may be, upon demand for the cost thereof together with interest thereon at a rate per annum equal to the Default Rate, but in no event shall the rate of interest exceed the maximum rate permitted by law. On or before December 15, 1999, POA shall furnish to the Trustee and the Collateral Agent all insurance appraisals of the replacement cost of the Project and the Steam Plant prepared by a qualified independent appraiser; and, if such appraisal shall show a replacement cost of the Project and the Steam Plant in excess of the current amount of the property insurance described in Section 4.09(a)(iv) then applicable with respect to the Project and the Steam Plant, an Officers' Certificate showing that the amount of such property insurance has been increased to at least the amount of the replacement cost set forth in such appraisal. On or before March 1 or such even numbered year commencing with March 1, 2002, POA shall furnish to the Trustee and the Collateral Agent insurance appraisals of the replacement cost of the Project prepared by a qualified independent appraiser; and, if such appraisals shall show a replacement cost of the Project in excess of the current amount of the property insurance described in Section 4.09(a)(iv) then applicable with respect to the Project an Officers' Certificate showing that the amount of such property insurance has been increased to the amount of the replacement cost set forth in such appraisal.

          (e) In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained, above shall not be available at commercially reasonable rates and on commercially reasonable terms in the commercial insurance market, then such requirement shall be deemed waived, but only to the extent and for so long as, the maintenance thereof is not so available; provided, however, that (i) POA shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by two independent insurance advisers of recognized national standing certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for electric generating plants of similar type and capacity (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions; (ii) at any time after the granting of any such waiver, the Trustee or the Collateral Agent may request, and POA shall furnish to the Trustee or the Collateral Agent within fifteen (15) days after such request, supplemental reports from such insurance advisers updating their prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market, it being understood that the failure of POA to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence. The failure at any time to satisfy the conditions to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of POA's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

          (f) In the event that any policy is written on a "claims-made" basis and such policy is not renewed or the retroactive date of such policy is to be changed, POA shall obtain for each such policy or policies the broadest basic and supplemental extended reporting period coverage or "tail" reasonably available in the commercial insurance market for each such policy or policies and shall provide the Trustee and the Collateral Agent with proof that such basic and supplemental extended reporting period coverage or "tail" has been obtained.

          Section 4.10. Limitation on Indebtedness. The Issuers will not create, incur or suffer to exist any Indebtedness except Permitted Indebtedness.

          Section 4.11. Limitation on Liens. The Issuers will not directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any of their respective assets now owned or hereafter acquired, except Permitted Liens or to the extent they may be considered Liens, Permitted Title Encumbrances.

          Section 4.12. Limitation on Guarantees. The Issuers will not contingently or otherwise be or become liable in connection with any Guarantee, except for endorsements and similar obligations in the ordinary course of business.

          Section 4.13. Prohibitions on Other Obligations or Assignments. The Issuers shall not assign any of its rights or obligations under any Financing Document or Material Project Document, and shall not enter into additional contracts if entering into such additional contracts would be reasonably expected to cause a Material Adverse Effect. The Issuers may enter into additional contracts to the extent contemplated under this Indenture, including entering into contracts in connection with Permitted Investments.

          Section 4.14. Prohibition on Sale and Leaseback Transactions. The Issuers shall not enter into any Sale or Leaseback Transactions.

          Section 4.15. Transactions with Affiliates. The Issuers will not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract agreement, understanding, loan advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the applicable Issuer than those

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that would have been obtained in a comparable transaction by such Issuer with an unrelated Person and (b) such Issuer delivers to the Trustee (i) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction; and (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to such Issuer of such Affiliate Transaction from a financial point of view issued by a nationally recognized expert in evaluating such transactions; provided that transactions expressly permitted by the provisions of the Indenture, shall not be deemed Affiliate Transactions.

          Section 4.16. Project Documents. (a) POA shall (i) pay all amounts payable under each of the Project Documents as and when such amounts become due and payable, (ii) perform and observe in all material respects the covenants and agreements contained in each of the Project Documents, (iii) enforce, defend and protect all of its material rights contained in any of the Project Documents and
(iv) take all reasonable and necessary actions to prevent the termination or cancellation of any of the Project Documents (other than by performance) unless
(x) POA determines in good faith that such failure to perform, observe, enforce, defend, protect or act under clauses (ii), (iii) or (iv) above is in the best interest of POA (y) such failure would not have a Material Adverse Effect and
(z) POA promptly gives the Trustee and the Collateral Agent notice of the failure so to perform, observe, defend, protect or act and the basis for such determination, if possible, not later than five (5) days prior to such failure, but in any event not later than five (5) days thereafter.

          (b) POA shall not (i) breach any obligation under any Project Document to which it is a party and fail to cure such breach within the applicable cure period provided for in such Project Document (or, if no cure period is specified in such Project Document, within thirty (30) days of such breach), (ii) (x) amend, vary or waive, or consent to any amendment, variation or waiver of, any terms of any of the Project Documents, (y) release, surrender, cancel or terminate any rights or obligations under, or discharge any obligations (other than by performance), consent to any release, surrender, cancellation, termination or discharge (other than by performance) under any of the Project Documents or (z) affirmatively consent to the assignment by any party to any Project Document of such party's right or obligations under such Project Document, in each case without the consent of the Required Holders or
(iii) assign, transfer or otherwise dispose of any of its rights in any of the Project Documents unless, in each case, (x) POA determines in good faith that such action is in the best interests of POA, (y) such action would not have a Material Adverse Effect and (z) POA promptly gives the Trustee and the Collateral Agent notice of such action and the basis of such determination, if possible, not later than five (5) days prior to such action, but in any event not later than five (5) days thereafter.

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          Section 4.17. Operation of the Project. (a) POA will operate the
Project at all times except to the extent prevented by scheduled and unscheduled maintenance in a manner consistent with prudent industry practice for similar operations and, in any event, in a manner so as to guarantee that POA's obligations to provide steam to the University under the Steam Contract and to make payments to Niagara Mohawk under the Indexed Swap Agreement shall be met, and as consistent with prudent industry practice, and in compliance with the Project Documents so as to assure, to the extent reasonably possible, the maximum generation of net revenue for the Project consistent with the Project Documents.

               (b) (i) POA shall renew, extend or replace the O&M Agreement so that its remains in full force and effect at all times and shall replace or consent to the replacement of the Operator if the Operator is not operating the Project and the Steam Plant in accordance, in all material respects, with the provisions of any of the Financing Documents, the O&M Agreement, and the other Material Project Documents, upon receipt of notice from Trustee to the effect that, in the opinion of the Required Holders or the Independent Engineer, the Operator has failed to perform any material obligations which are or may be performed on POA's behalf by the Operator or has failed to perform its obligations under the O&M Agreement; provided however, that the Operator may have thirty (30) days from POA's receipt of notice to cure said failure (or to establish to the satisfaction of the Required Holders that a failure does not exist); provided, further, that if such failure cannot be corrected within such 30-day period, the Required Holders will not unreasonably withhold their consent to an extension of such time if corrective action is promptly instituted by the Operator within the 30-day period and thereafter diligently pursued until the failure is corrected and such extension shall not in the judgment of the Required Holders have a material adverse effect on the Holders' interests in the Project and the Collateral. Notwithstanding the above, POA will have no obligation to terminate the O&M Agreement if such termination would constitute a breach under the O&M Agreement.

               (ii) POA shall not exercise its right under Section of 6.01(b) the O&M Agreement as in effect on the Closing Date to terminate the obligation of the Operator to perform major maintenance on the gas turbine packages in return for the payment of the fired-hour fee without the consent of the Required Holders.

               (iii) POA shall continue its membership in the lease engine support program under which General Electric Company will deliver and install substitute leased turbine equipment if either of the Project's gas turbines inoperative and need to be repaired or replaced; provided that if such lease

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         engine support program (or a substantially similar program) shall not be available at commercially reasonable rates and on commercially reasonable terms, then such requirement shall be deemed waived, but only to the extent and for so long as, such lease engine support program (or a substantially similar program) is not so available; provided, further, that (i) POA shall first request any such waiver in writing, which request shall be accompanied by a written report prepared by the Independent Engineer certifying that such lease engine support program (or a substantially similar program) is not reasonably available and commercially feasible and explaining in detail the basis for such conclusions; (ii) at any time after the granting of any such waiver, the Trustee may request, and POA shall furnish to the Trustee within fifteen (15) days after such request, supplemental reports from the Independent Engineer updating its prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such lease engine support program (or a substantially similar program) shall not be available and commercially feasible, it being understood that the failure of POA to timely furnish any such supplemental report shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such non-existence. The failure at any time to satisfy the conditions to any waiver of this requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of POA's ability to obtain a waiver of the requirement that it participate in the lease engine support program pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

         (c) POA shall renew, extend or replace the Asset Management Agreement so that it remains in full force and effect at all times and shall replace or consent to the replacement of the Asset Manager if the Asset Manager is not managing the Project and the Steam Plant in accordance, in all material respects, with the provisions of any of the Financing Documents, the Asset Management Agreement and the other Material Project Documents, upon receipt of notice from Trustee to the effect that, in the opinion of the Required Holders or the Independent Engineer, the Asset Manager has failed to perform any material obligations which are or may be performed on POA's behalf by the Asset Manager or has failed to perform its obligations under the Asset Management Agreement; provided however, that the Asset Manager may have thirty (30) days from POA's receipt of notice to cure said failure (or to establish to the satisfaction of the Required Holders that a failure does not exist); provided further, that if such failure cannot be corrected within such thirty (30) days, the Required Holders will not unreasonably withhold their consent to an extension of such time if corrective action is promptly instituted by the Asset Manager within the 30-day period and thereafter diligently pursued until the failure is corrected and such extension shall not in the judgment of the Required Holders have a material adverse effect on the Holders' interests in the Project and the Collateral. Notwithstanding the above, POA will have

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no obligation to terminate the Asset Management Agreement if such termination would constitute a breach under the Asset Management Agreement.

          Section 4.18. Prohibitions on Fundamental Changes. (a) Except for the Merger, POA shall not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself or discontinue its business. POA shall not engage in any business other than in connection with owning and operating the Project and the activities incidental thereto, issuing the Senior Secured Notes, incurring Permitted Indebtedness and performing its obligations under the Operative Documents. POA shall not lease (as lessor) or sell, transfer, assign, hypothecate, pledge or otherwise dispose of any of its property or assets, except for (i) sales of obsolete, worn out or replaced property not used or useful in its business, in each case for not less than fair market value, (ii) in the ordinary course of business as contemplated by the Project Documents (it being understood that any sales of natural gas must be made in accordance with Section 4.18(b)), (iii) the sale of Permitted Investments, and (iv) sales of natural gas that are permitted pursuant to subsection (b).

          (b) In order for a sale of natural gas to be permitted, it must satisfy the following conditions:

         (1) after giving effect to such sale of natural gas, the aggregate quantity of gas sold or consumed by the Project and the Steam Plant during any twelve month period shall not exceed the maximum displacement amount permitted to be drawn under the Gas Purchase Agreement during such period plus such additional amounts as would not cause the Gas Reserve Deficit to be greater than zero;

         (2) such sale of natural gas must satisfy the requirements of the Gas Purchase Agreement and the other Project Documents and, after giving effect to such sale, POA shall continue to be entitled to draw and/or have secured supply and transportation rights to, natural gas sufficient for it to meet its obligations under the Steam Contract;

         (3) the purchase price for such natural gas must be payable in U.S. dollars on a date certain and the purchaser must, in writing, agree to remit such purchase price directly to the Revenue Account and consent to the assignment by POA of its rights under the natural gas purchase agreement with such purchaser to the Collateral Agent;

         (4) the purchaser of such natural gas must either itself have, or arrange for its obligations to POA to be secured by a letter of credit or guaranty issued by an entity that has outstanding unsubordinated unsecured long term debt that is rated Investment Grade, defined as "Baa3" and "BBB-" by Moody's and

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              S&P, respectively, or if a rating agency from one or both of the foregoing rating agencies is not available a rating of at least "BBB-" by Dominion Bond Rating Service or B++ low by Canadian Bond Rating Service, or in the alternative, secure its payment obligations to POA by depositing cash or cash equivalents as collateral with the Collateral Agent in a manner sufficient, as established by an Opinion of Counsel, to create a perfected security interest therein in favor of POA and the Collateral Agent as POA's assignee; and

         (5) POA shall not sell any natural gas which it is entitled to draw during any period when the Senior Secured Notes remain outstanding unless all of the following conditions are satisfied:

              (A) POA shall not sell any entitlement that it has to draw natural gas during on-peak hours (as defined in the Indexed Swap Agreement) between June 15 and September 15 of any year;

              (B) For any period for which POA does sell its entitlement to draw natural gas, it will purchase the right (whether in a financial transaction or transaction for physical delivery of energy and associated capacity) to acquire an equivalent amount of energy and associated capacity (on a Btu equivalent basis assuming an unadjusted heat rate value equal to 10,000 Btu/kWh at the higher heating value in 2000, and as adjusted for 0.5% annual degradation on a going forward basis) for a purchase price that is less than or equal to the net proceeds payable to POA from the sale of such natural gas;

              (C) The energy and associated capacity that POA has the right to purchase must be deliverable or settle during the same period during which the natural gas sold was to be drawn so that POA could acquire and resell such energy and associated capacity through the ISO/PE or settle the financial transaction in such a way as to generate revenues sufficient to pay Niagara Mohawk the floating rate payment payable by POA under the Indexed Swap Agreement that corresponds to such period;

              (D) The payment terms with regard to the energy and associated capacity that POA has the right to purchase for any period must be such that the proceeds of sale from the natural gas sold that corresponds to such period will be available to pay when due the purchase price of, or settlement amount for, such energy and associated capacity;

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

              (E) In the case of contracts for the delivery of energy and associated capacity, the seller of such energy and associated capacity to POA must agree to pay liquidated damages to POA in the event that the seller fails to deliver any energy and associated capacity acquired by POA in an amount at least equal to the amount that POA would have received if such energy and associated capacity was delivered and sold by POA through the ISO/PE net of revenues (after costs of cover) POA receives from any cover transaction in replacement of such failed deliveries of energy and associated capacity;

              (F) The seller of such energy and associated capacity must agree in writing to remit any liquidated damages or other payments required to be made by it to POA directly to the Revenue Account and consent to the assignment by POA of its rights under the energy and associated capacity purchase agreement to the Collateral Agent; and

              (G) The seller of such energy and associated capacity must either itself have, or arrange for its obligations to POA to be secured by a letter of credit or guaranty issued by an entity that has, outstanding unsubordinated unsecured long term debt that is rated investment grade by either Moody's or S&P or, in the alternative, secure its payment obligations to POA by depositing cash or cash equivalents as collateral with the Collateral Agent in a manner sufficient, as established by an Opinion of Counsel, to create a perfected security interest therein in favor of POA and the Collateral Agent as POA's assignee, such security to be in an amount adequate, in accordance with then applicable industry standards, to protect POA from risk of counterparty default.

          Section 4.19.  Separate Existence.  POA covenants and agrees:

          (a) to maintain its own deposit account or accounts to which none of its Affiliates has independent access, and POA will not commingle its funds with the funds of any Affiliate of POA;

          (b) that to the extent it shares the same officers or other employees with any of its partners or any of its Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

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

          (c) that to the extent it jointly contracts with any of its partners or any of its Affiliates to do business with vendors or service providers or to share over head expenses, the costs incurred in so doing shall be allocated fairly among the entities, and each such entity shall bear its fair share of such costs;

          (d) that to the extent it contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any of its partners or any of its Affiliates, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

          (e) that to the extent it and any of its partners or any of its Affiliates have officers in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses; and

          (f) to conduct its affairs strictly in accordance with its Partnership Agreement and the Project Orange Associates L.P. Partnership Management Agreement, and to observe all necessary, appropriate and customary corporate formalities including, but not limited to, holding all regular meetings, maintaining current minute books, and maintaining financial reports, corporate records and books of account separate from those of any other Person.

          Section 4.20. Investments. The Issuers shall not make any Investments except (i) Permitted Investments, (ii) POA's investment in Capital Co. on the Closing Date, (iii) to the extent they constitute Investments: (A) contracts to purchase natural gas described in clause (ii)(B) of the definition of "Gas Reserve Deficit" and (B) contracts to purchase energy and associated capacity required to be entered into in connection with sales of gas permitted by Section 4.18(b) and (iv) the Project Documents and the exercise of rights thereunder as permitted hereunder to the extent they constitute an Investment.

          Section 4.21. Compliance with Laws. The Issuers shall comply with all applicable laws, ordinances, rules, regulations, requirements, orders, decrees and judgments of Governmental Authorities (including, Environmental Laws and ERISA and the rules and regulations thereunder) (except (i) where the failure to so comply would not have a Material Adverse Effect and would not in any manner draw into question the validity of any Operative Document or (ii) where the necessity of compliance therewith is contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles) and will maintain all applicable Permits (except where the failure to maintain such applicable Permits would not have a Material Adverse Effect and would not in any manner draw into question the validity of any Operative Document).

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

          Section 4.22. Books and Records. The Issuers shall maintain proper books and records with respect to the Project, the Project Documents, the Financing Documents and its business, assets and liabilities and, at reasonable times and upon reasonable notice, shall make such books and records available for inspection and copying by the Trustee, the Collateral Agent or the Independent Engineer and shall make the Issuer's and the General Partner's Responsible Officers and personnel available to discuss such books and records with the Trustee, the Collateral Agent or the Independent Engineer.

          Section 4.23. Maintenance of "Qualifying Facility" Status. POA shall maintain the Project's status as a cogeneration "qualifying facility" as such term is defined under PURPA, so long as PURPA remains in effect, or otherwise remain exempt from regulation under the FPA and PUHCA (except as an "exempt wholesale generator" of electricity as defined in PUHCA) so long as such laws remain in effect such that none of the Secured Parties or any of their Affiliates shall be deemed subject to, or not be exempt from, regulation under the FPA or PUHCA or under any state laws or regulations respecting sales or the financial or organizational regulation of electric utilities solely as a result of holding the Senior Secured Notes.

          Section 4.24. Limitations on Activities by Capital Co. Capital Co. shall not, directly or indirectly, (i) enter into or permit to exist any transaction or agreement (including any agreement for incurrence or assumption of Indebtedness, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself or any other Person, other than the Purchase Agreement and the Financing Documents to which it is a party (the "Capital Co. Documents"), (ii) engage in any business or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than the performance of the Capital Co. Documents in accordance with the terms thereof and performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with clause (iii) or
(iii) consolidate, renew and keep in full force and effect its existence.

          Section 4.25. Compliance with the Covenant. POA shall comply with its obligations under the Covenant for so long as such obligations are in existence.

                                   ARTICLE 5

                             Defaults and Remedies

          Section 5.01. Events of Default. The following events constitute an "Event of Default":

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

          (a) failure to pay any principal, premium, if any, and interest or other amounts owed on any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for five (5) days or more following the due date for payment; or

          (b) any representation or warranty made by the Issuers or any other Credit Party in this Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of either of the Issuers or any other Credit Party proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for thirty (30) or more days from the date the POA receives notice thereof from the Trustee; provided that, if such Issuer or other Credit Party commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and deliver written notice to the Trustee thereof, such Issuer or other Credit Party may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional sixty (60) days so long as such Issuer or other Credit Party is diligently pursuing such cure; or

          (c) (i) either Issuer fails to pay any Imposition as and when due and payable, and such failure continues for fifteen (15) days or more following the date such payment becomes delinquent; or (ii) either Issuer fails to perform or observe any covenant, agreement or provision binding upon it contained in this Indenture or any of the other Financing Documents regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, Guarantees, Investments, Sale Lease-Back Transactions, Affiliate Transactions, Project Documents, disposition of assets, operation of the Project, fundamental changes, or nature of business and such failure continues uncured for thirty
(30) or more days from the date the Issuers receive notice thereof from the Trustee; or if such Issuer fails to perform or observe any covenant, agreement or provision binding upon it contained in any of the Project Documents and such failure continues uncured for thirty (30) or more days from the date such Issuer receives notice thereof from the Trustee (provided that the same does not constitute an event of default under the relevant Project Document), or (iii) an event that then gives any Person the right to terminate or materially adversely affect any of POA's rights under the relevant Project Document; or (iv) if any event of default by POA under any of the Project Documents, or any event arises that in either case then gives any Person (other than POA) the right to terminate or materially adversely affects any of POA's rights under any of the Project Documents, shall occur and be continuing; or (v) any event that then gives the University the right to foreclose under any University Collateral Document; or (vi) the commencement and continuance of any action, suit or proceeding

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

for the foreclosure, including foreclosure any power of sale, of any lien on or security interest in any Collateral, including any such foreclosure under any University Collateral Document; or

          (d) either Issuer or any other Credit Party fails to perform or observe any covenant, agreement or provision binding upon it contained in this Indenture or any of the other Financing Documents (other than those referred to in clauses (a) through (c) inclusive above and (e) through (g) inclusive below) and such failure continues uncured for thirty (30) or more days from the date POA receives notice thereof from the Trustee of such failure; provided that if such Issuer or other Credit Party commences and diligently pursues efforts to cure such default within such 30-day period, such Issuer or other Credit Party may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional ninety (90) days so long as such Issuer or other Credit Party is diligently pursuing such cure;

          (e) either Issuer:

                  (i) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or

                 (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, adjustment, insolvency, reorganization or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time (collectively, "Debtor Relief Law"); or

                (iii) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (A) fails to obtain a dismissal of such case, proceeding or other action within ninety (90) days of its commencement, or (B) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (C) is the subject of an order for relief, or

                 (iv) has a trustee, receiver, custodian or other official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of ninety (90) days;

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         (f) any Collateral Document or any material provision thereof ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted under any such Collateral Document such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that POA shall have ten (10) days after POA obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; or

         (g) any event of default under any Permitted Indebtedness of either Issuer which results in Permitted Indebtedness in excess of $2,500,000 becoming due and payable prior to its stated maturity.

         Section 5.02. Enforcement of Remedies. (a) If one or more Events of Default have occurred and are continuing, then:

               (i) in the case of an Event of Default described in Section 5.01(e), 9.13(k), 1.01(k) above, the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes, this Indenture, and the other Financing Documents if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

               (ii) in the case of an Event of Default described in:

                    (A) Section 5.01(a), upon the written direction of the
               Holders of no less than 25% in aggregate principal amount of the Outstanding Notes, the Trustee will, by notice to the Issuers, declare the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes, this Indenture and the other Financing Documents, if any, to be due and payable, or

                    (B) Section 5.01(b), 9.13(k), 1.01(k), (c), (d), (f) or (g)
               upon the written direction of the Required Holders, the Trustee will, by notice to the Issuers, declare the entire principal amount of the Senior Secured Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes, this Indenture and the other Financing Documents, if any, to be due and payable.

         If an Event of Default occurs and is continuing and is actually known to a Responsible Trust Officer, the Trustee will mail to each Holder notice of the Event of

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Default within thirty (30) days after the occurrence thereof. Except in the case of an Event of Default in payment of principal of or interest on any Senior Secured Note, the Trustee may withhold the notice to the Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

         If an Event of Default relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing, the Trustee may declare the principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes, this Indenture and other Financing Documents, if any, to be due and payable notwithstanding the absence of direction from Holders of at least 25% in aggregate principal amount of the Outstanding Notes directing the Trustee in writing to accelerate the maturity of the Senior Secured Notes, unless Holders of more than 75% in aggregate principal amount of the Outstanding Notes direct the Trustee not to accelerate the maturity of such Senior Secured Notes, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

         In addition, if one or more of the Events of Default referred to in
Section 5.02(a)(ii)(B) has occurred and is continuing, the Trustee may declare the entire principal amount of the Outstanding Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Senior Secured Notes, this Indenture and the other Financing Documents, if any, to be due and payable notwithstanding the absence of direction from the Required Holders directing the Trustee to accelerate the maturity of the Senior Secured Notes unless the Required Holders direct the Trustee in writing not to accelerate the maturity of the Senior Secured Notes if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Holders.

         (b) At any time after the principal of the Senior Secured Notes has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Issuers and the Trustee, shall rescind and annul such declaration and its consequences if:

              (i) there has been paid to or deposited with the Trustee a sum sufficient to pay

                   (A) all overdue interest on the Senior Secured
                  Notes; and

                   (B) the principal of and premium, if any, on any Senior
              Secured Notes that have become due (including overdue principal) other than by such declaration of acceleration and interest thereon at

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                  the respective rates provided in the Senior Secured Notes for overdue principal; and

                           (C) to the extent that payment of such interest is
                  lawful, interest upon overdue interest at the respective rates provided in the Senior Secured Notes for overdue interest; and

                           (D) all sums paid or advanced by the Trustee and the
                  Collateral Agent and the reasonable compensation, expenses, disbursements, and advances of the Trustee and the Collateral Agent and their agents and counsel; and

                           (E) all Events of Default, other than the nonpayment
                  of the principal of the Senior Secured Notes that has become due solely by such acceleration, have been cured or waived in accordance with this Indenture.

          (c) If an Event of Default relating to failure to pay amounts owed on the Senior Secured Notes has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Holders of 25% in aggregate principal amount of the Outstanding Notes request in writing) direct the Collateral Agent to foreclose upon and take possession of all Collateral.

          (d) If an Event of Default other than that referred to in Section 5.02(d) has occurred and is continuing and an acceleration has occurred, the Trustee may (as the Required Holders request in writing) direct the Collateral Agent to foreclose upon and take possession of all Collateral.

          (e) If an Event of Default occurs by reason of any willful action or inaction taken or not taken by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Senior Secured Notes pursuant to the optional redemption provisions of this Indenture, a premium equal to the then applicable Treasury Rate shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Secured Notes.

          Section 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest and all other amounts payable on the Senior Secured Notes or to enforce the performance of any provision of the Senior Secured Notes, this Indenture or any other Financing Document.

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         The Trustee may maintain a proceeding even if it does not possess any of the Senior Secured Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         Section 5.04. Waiver of Past Defaults. Required Holders by notice to the Trustee may on behalf of the Holders of all of the Senior Secured Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Secured Notes provided, however, that the Required Holders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 5.05. Control by Majority. The Required Holders have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the Trustee or exercising any trust or power conferred on the Trustee in this Indenture or in any other Financing Document.

         Section 5.06. Limitation on Suits. A Holder of a Senior Secured Note may pursue a remedy with respect to this Indenture or the Senior Secured Notes only if:

         (a) the Holder of a Senior Secured Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Senior Secured Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Senior Secured Note or Holders of Senior Secured Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Secured Notes do not give the Trustee a direction inconsistent with the request.

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

         A Holder of a Senior Secured Note may not use this Indenture to prejudice the rights of another Holder of a Senior Secured Note or to obtain a preference or priority over another Holder of a Senior Secured Note.

         Section 5.07. Rights of Holders of Senior Secured Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Secured Note to receive payment of principal, premium, if any, and interest on the Senior Secured Notes, on or after the respective due dates expressed in the Senior Secured Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         Section 5.08. Collection Suit by Trustee. If an Event of Default specified in Section 5.01(a) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Secured Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         Section 5.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Secured Notes allowed in any judicial proceedings relative to either of the Issuers (or any other obligor upon the Senior Secured Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any

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Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Secured Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 5.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall be applied in the following order from time to time, on the date or dates fixed by the Trustee: (i) first, to the payment of all amounts due to the Trustee or any predecessor Trustee under this Indenture; (ii) second;
(A) in case the unpaid principal amount of the Outstanding Notes has not become due, to the payment of any overdue interest, (B) in case a portion of the unpaid principal amount of the Outstanding Notes has become due, first to the payment of accrued interest on all Outstanding Notes for overdue principal, premium, if any, and overdue interest, and next to the payment of the overdue principal on all Senior Secured Notes or (C) in case all the unpaid principal amount of Outstanding Notes has become due, first to the payment of the whole amount then due and unpaid upon the Outstanding Notes for principal, premium, if any, and interest, together with interest for overdue principal, premium, if any, and overdue interest; and (iii) third, in case the unpaid principal amount of all the Outstanding Notes has become due, and all of the outstanding principal, premium, if any, interest and other amounts owed in connection with the Senior Secured Notes have been fully paid, any surplus then remaining will be paid to the Issuers, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Senior Secured Notes pursuant to this Section 5.10.

         Section 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Secured Note pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Secured Notes.

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                                   ARTICLE 6

                                    Trustee

         Section 6.01. Duties of Trustee. (a) If an Event of Default actually known to a Responsible Trust Officer has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct or bad faith, except that:

                (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

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

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          Section 6.02. Rights of Trustee. (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require and shall be entitled to an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such an Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice, promptly confirmed in writing thereafter, of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys, custodians, nominees and agents and shall not be responsible for the misconduct or negligence of any agent, attorney, custodian or nominee appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers shall be sufficient if signed by a Responsible Officer of each Issuer.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.


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          (g) In no event shall the Trustee be required to take notice of any default or breach hereof or any Event of Default hereunder, except for Events of Default specified in Sections 5.01(a) and (b) hereof, unless and until the Trustee shall have received from a Holder or from the Issuers express written notice of the circumstances constituting the breach, default or Event of Default and stating that said circumstances constitute an Event of Default hereunder.

          (h) If the Trustee is acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article 6 will also be afforded to such Paying Agent or Transfer Agent and Registrar.

          Section 6.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Secured Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. The Trustee shall comply with the provisions of Section 310(b) of the TIA regarding conflicting interests. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 6.10 and 6.11 hereof.

          Section 6.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Secured Notes, it shall not be accountable for the Issuers' use of the proceeds from the Senior Secured Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Secured Notes or any other document in connection with the sale of the Senior Secured Notes or pursuant to this Indenture other than its certificate of authentication.

          Section 6.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Trust Officer, or if appropriate notice is provided in writing in accordance with
Section 6.02(g), as applicable, the Trustee shall mail to Holders of Senior Secured Notes a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Secured Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Secured Notes.

          Section 6.06. Reports by Trustee to Holders of the Senior Secured Notes; Information to Rating Agencies. Within sixty (60) days after each May 15 beginning with the May 15 following the date hereof, and for so long as Senior Secured Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Secured Notes a brief report dated as of such reporting date that complies with TIA (S) 313(a) (but if no

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

event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

         A copy of each report at the time of its mailing to the Holders of Senior Secured Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Senior Secured Notes are listed in accordance with TIA (S) 313(d). The Issuers shall promptly notify the Trustee in writing when the Senior Secured Notes are listed on any stock exchange.

         Trustee shall mail to each Rating Agency each report or certificate, including without limitation operating reports and reports of independent consultants, delivered to the Trustee by or on behalf of the Issuers and not otherwise required to be delivered directly to such Rating Agency by the Issuers pursuant to Section 4.03, promptly, and in any case within thirty (30) days following Trustee's receipt thereof.

         Section 6.07. Compensation and Indemnity. The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as is now or hereafter agreed to in writing by the Issuers and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee promptly upon request for all reasonable and properly documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and properly documented fees, disbursements and expenses of the Trustee's agents and counsel.

         The Issuers shall indemnify the Trustee against any and all losses, liabilities, damages or expenses incurred by the Trustee arising out of or in connection with the acceptance or administration of the Trustee's duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 6.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to the Trustee's negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel (reasonably acceptable to the Issuers) and the Issuers shall pay the reasonable fees and expenses of such counsel. The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

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         The obligations of the Issuers under this Section 6.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Issuers' payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Secured Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Secured Notes.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(e), 9.13(k), 1.01(k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA (S) 313(b) to the extent applicable.

         Section 6.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Senior Secured Notes of a majority in principal amount of the then outstanding Senior Secured Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

         (a) the Trustee fails to comply with Section 6.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Secured Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

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

         If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of Senior Secured Notes of at least 10% in principal amount of the then outstanding Senior Secured Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder of a Senior Secured Note who has been a Holder of a Senior Secured Note for at least six (6) months, fails to comply with Section 6.10, such Holder of a Senior Secured Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Secured Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Issuers' obligations under Section
6.07 hereof shall continue for the benefit of the retiring Trustee.

         Section 6.09. Successor Trustee by Merger, Etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         Section 6.10. Eligibility; Disqualification. There shall at all times be a Trustee under this Indenture, which shall be a corporation having either
(a) a combined capital and surplus of at least $500.0 million, or (b) having a combined capital and surplus of at least $100.0 million and being a wholly owned subsidiary of a corporation having a combined capital and surplus of at least $500.0 million in each case subject to supervision or examination by a Federal or State or District of Columbia authority and having a corporate trust office in New York, New York, to the extent there is such an institution eligible and willing to serve.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee is subject to TIA
(S) 310(b).

         Section 6.11. Preferential Collection of Claims Against Issuers. The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA

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

(S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

         Section 6.12. Default Rate of Interest. All sums of money owed to the Trustee shall bear interest from the date on which the same are due and payable until the date of payment at a rate equal to the "Base Rate" of Bankers Trust Company, as such rate is announced from time to time, said rate to change when and as the said Base Rate changes.

         Section 6.13. Receipt of Documents. In no event shall receipt by the Trustee of financial and other reports from the Issuers as provided in this Indenture, review of which could lead to the conclusion that an Event of Default exists hereunder, result, without further action, in the occurrence of an Event of Default, or impose upon the Trustee the obligation to review and examine the same, it being understood that all such information shall be received by the Trustee as repository for said information and documents with no obligation on the part of the Trustee to review the same.


                                   ARTICLE 7

                   Legal Defeasance and Covenant Defeasance

         Section 7.01. Option to Effect Legal Defeasance or Covenant Defeasance. The Issuers may, at their option evidenced by an Officers' Certificate, at any time, elect to have either Section 7.02 or 7.03 hereof be applied to all outstanding Senior Secured Notes upon compliance with the conditions set forth below in this Article 7.

         Section 7.02. Legal Defeasance and Discharge. Upon the Issuers' exercise under Section 7.01 hereof of the option applicable to this Section 7.02, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Senior Secured Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Secured Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 7.06 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Senior Secured Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Secured Notes to receive payments in respect of the principal of,

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

premium, if any, and interest on such Senior Secured Notes when such payments are due from the trust referred to below, (b) the Issuers' obligations with respect to the Senior Secured Notes concerning issuing temporary Senior Secured Notes, registration of Senior Secured Notes, mutilated, destroyed, lost or stolen Senior Secured Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (c) the rights, powers, trusts, duties, immunities and indemnities of the Trustee, and the Issuers' obligations in connection therewith and (d) this Article 7. Subject to compliance with this Article 7, the Issuers may exercise their option under this
Section 7.02 notwithstanding the prior exercise of their option under Section
7.03 hereof.

         Section 7.03. Covenant Defeasance. Upon the Issuers' exercise under
Section 7.01 hereof of the option applicable to this Section 7.03, the Issuers shall, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, be released from their obligations under the covenants contained in Sections 4.08 through 4.23, inclusive, hereof with respect to the outstanding Senior Secured Notes on and after the date the conditions set forth in Section
7.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Secured Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Secured Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Secured Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Secured Notes shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 7.01 hereof of the option applicable to this Section 7.03 hereof, subject to the satisfaction of the conditions set forth in Section 7.04 hereof, Sections 5.01(b), 9.13(k), 1.01(k) through 5.01(d) hereof shall not constitute Events of Default.

         Section 7.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 7.02 or 7.03 hereof to the outstanding Senior Secured Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government

Securities, or a combination thereof, in such amounts as shall be sufficient, 'in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Senior Secured Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Issuers must specify whether the Senior Secured Notes are being defeased to maturity or to a particular redemption date;

          (b) the case of an election under Section 7.02 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 7.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Senior Secured Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Secured Notes pursuant to this
Article 7 concurrently with such incurrence) or insofar as Section 5.01(f) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either Issuer is a party or by which either Issuer is bound;

          (f) the Issuers shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers; and

          (h) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

          Section 7.05. Release of Collateral upon Legal or Covenant Defeasance. Upon Legal Defeasance or Covenant Defeasance, and upon satisfaction of the requirements of Section 7.04 above, as applicable, the Collateral Agent shall release all the Collateral as to which a security interest has been granted pursuant to this Indenture and the Collateral Documents. The Collateral Agent shall take all necessary measures to effectuate such release, including, but not limited to, filing UCC-3 termination statements in the appropriate jurisdiction.

          Section 7.06. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 7.07 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.06, the "Trustee") pursuant to Section 7.04 hereof in respect of the outstanding Senior Secured Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Secured Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Secured Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Secured Notes.

          Anything in this Article 7 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 7.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         Section 7.07. Repayment to Issuers. Any money deposited with the Trustee or any Paying Agent, or then held by either of the Issuers, in trust for the payment of the principal of, premium, if any, or interest on any Senior Secured Note and remaining unclaimed for two (2) years after such principal, and premium, if any, or interest has become due and payable shall be paid to such Issuer on its request or (if then held by such Issuer) shall be discharged from such trust; and the Holder of such Senior Secured Note shall thereafter, as a secured creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.

         Section 7.08. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 7.02 or 7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' obligations under this Indenture and the Senior Secured Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or
7.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 7.02 or 7.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest on any Senior Secured Note following the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Senior Secured Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                   ARTICLE 8

                       Amendment, Supplement and Waiver

         Section 8.01. Without Consent of Holders of Senior Secured Notes. Notwithstanding Section 8.02 of this Indenture, the Issuer, the Trustee and the Collateral Agent may amend, supplement or execute a waiver of this Indenture, the Senior Secured Notes and any and all of the other Financing Documents without the consent of any Holder of a Senior Secured Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to add additional covenants of the Issuers or to surrender rights conferred upon the Issuers;

          (c) to increase the assets securing the Issuers' obligations under this Indenture;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Secured Note;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

          (f) to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under this Indenture.

          Upon the request of the Issuers accompanied by an Officers' Certificate authorizing the execution of any such amended or supplemental Indenture or amendments to the other Financing Documents, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee and the Collateral Agent shall join with the Issuers in the execution of any amended or supplemental Indenture and any amendment to any of the other Financing Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to enter into such amended or supplemental Indenture or amendments to the Financing Documents that affects its own rights, duties, immunities, or indemnities under this Indenture or otherwise.

          Section 8.02. With Consent of Holders of Senior Secured Notes.
Except as provided below in this Section 8.02, the Issuers, the Trustee and the Collateral Agent may amend or supplement this Indenture (including Section 4.18 hereof), the other Financing Documents and the Senior Secured Notes may be amended or supplemented with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Secured Notes), and, subject to Sections 5.04 and 5.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Secured Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the other Financing Documents or the Senior Secured Notes may be waived with the consent of the Required Holders voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Senior Secured Notes). Section 2.08 hereof shall determine which Senior Secured Notes are considered to be "outstanding" for purposes of this Section 8.02.

         Upon the request of the Issuers accompanied by an Officers' Certificate authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Secured Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.02 hereof, the Trustee shall join with the Issuers in the execution of such amended or supplemental Indenture and amendments to the other Financing Documents unless such amended or supplemental Indenture or amendments to the Financing Documents affects the Trustee's own rights, duties, immunities or indemnities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture or such amendments.

         It shall not be necessary for the consent of the Holders of Senior Secured Notes under this Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Senior Secured Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver or amendments to the Financing Documents. Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Secured Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of this Indenture or the Senior Secured Notes. However, without the consent of all Holders of Outstanding Notes, an amendment or waiver under this
Section 8.02 may not (with respect to any Senior Secured Notes held by a non-consenting Holder) modify:

         (a) the principal, premium, if any, and interest payable upon the Senior Secured Notes;

         (b) the dates on which interest or principal on any Senior Secured Notes is paid;

         (c) the dates of maturity of any Senior Secured Notes; and

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

         (d) the procedures for amendment by a supplemental indenture or amendment.

         Notwithstanding anything in this Section 8.02, the provisions in
Section 3.09 relating to a Change of Control and the related definitions as used therein may be amended by the Holders of at least a majority in aggregate principal amount of the Outstanding Notes.

         Section 8.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Secured Note is a continuing consent by the Holder of a Senior Secured Note and every subsequent Holder of a Senior Secured Note or portion of a Senior Secured Note that evidences the same debt as the consenting Holder's Senior Secured Note, even if notation of the consent is not made on any Senior Secured Note. However, any such Holder of a Senior Secured Note or subsequent Holder of a Senior Secured Note may revoke the consent as to its Senior Secured Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         Section 8.04. Notation on or Exchange of Senior Secured Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Secured Note thereafter authenticated. The Issuers in exchange for all Senior Secured Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Senior Secured Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Senior Secured Note shall not affect the validity and effect of such amendment, supplement or waiver.

         Section 8.05. Trustee to Sign Amendments, Etc. The Trustee and the Collateral Agent shall sign any amended or supplemental Indenture and amendments to the other Financing Documents authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities, immunities or indemnities of the Trustee. In executing any amended or supplemental indenture or amendments to the other Financing Documents, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 6.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 9.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or amendment to the other Financing Documents is authorized or permitted by this Indenture.

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

                                   ARTICLE 9

                                 MISCELLANEOUS

         Section 9.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA (S) 318(c), the imposed duties shall control.

         Section 9.02. Notices. Any notice or communication by the Issuers or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address.

If to the Issuers:

Project Orange Associates, L.P.
c/o Scolaro, Shulman, Cohen, Lawler & Berstein, P.C.
90 Presidential Plaza
Syracuse, New York, 13202-2200
Telephone: (315) 471-8111
Fax.: (315) 471-1355
Attention: Richard S. Scolaro

With a copy to:

If to the Trustee and Collateral Agent:

U.S. Bank Trust National Association
100 Wall Street, Suite 1600
New York, New York, 10005
Attention: Corporate Trust Services
Fax: 212-809-5459


If to Moody's:

Moody's Investors Service, Inc.
99 Church Street
New York, New York 10007
Telecopier No.: (212) 553-0468
Telephone No.:  (212) 553-7822
Attention: Corporate Utilities Department

If to S&P:

Standard & Poor's Rating Group
25 Broadway
New York, New York 10004
Telecopier No.: (212) 208-8946
Telephone No.:  (212) 208-1651
Attention: Corporate Finance Department Electric Utilities Group

         The Issuers or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Issuers mail a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         Section 9.03. Communication by Holders of Senior Secured Notes with Other Holders of Senior Secured Notes. Holders may communicate pursuant to TIA
(S) 312(b) with other Holders with respect to their rights under this Indenture or the Senior Secured Notes. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

         Section 9.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

          (a) an Officers' Certificate (which shall include the statements set forth in Section 9.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel (which shall include the statements set forth in Section 9.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

          Section 9.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA (S) 314(a)(4)) shall comply with the provisions of TIA (S) 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

          Section 9.06. Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

          Section 9.07. No Personal Liability of Directors, Officers, Partners, Employees and Stockholders. No past, present or future director, officer, employee, incorporator, management committee, stockholder or partner of either Issuer, as such, or any manager, director, officer, employee, incorporator, stockholder, partner, management committee, as such, shall have any liability for any obligations of the Issuers under the Senior Secured Notes, this Indenture, any Financing Document or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Secured Notes. This Section 9.07 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement by any person in any

Financing Document to which it is a party or any security granted by any person as security for the obligations of the Issuers.

         Section 9.08. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR SECURED NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         Section 9.09. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or Indebtedness agreement of either Issuer or its Affiliates or of any other Person. Any such indenture, loan or Indebtedness agreement may not be used to interpret this Indenture.

         Section 9.10. Successors. All agreements of the Issuers in this Indenture and the Senior Secured Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

         Section 9.11. Severability. In case any provision in this Indenture or in the Senior Secured Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 9.12. Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 9.13. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                        [Signatures on following page]

                                          SIGNATURES:

                                          PROJECT ORANGE FUNDING, L.P.

                                          By: G.A.S. Orange Associates, L.L.C.,
                                          a Delaware limited liability company,
                                          its General Partner


                                          By: /s/ Douglas Corbett
                                             __________________________
                                             Name: Douglas Corbett
                                             Its: Vice President


                                          PROJECT ORANGE CAPITAL CORP.

                                          By: /s/ Douglas Corbett
                                             __________________________
                                             Name: Douglas Corbett
                                             Its: Vice President



                                          U.S. BANK TRUST NATIONAL
                                            ASSOCIATION,
                                          as Trustee and Collateral Agent

                                          By: /s/ Ward A. Spooner
                                             __________________________
                                             Name: Ward A. Spooner
                                             Its: Vice President

                                    EXHIBIT A
                              (Face of Global Note)
================================================================================

                                                          CUSIP/CINS [_________]

                      10.5% Senior Secured Notes due 2007

No. ____                                                            $___________

                         PROJECT ORANGE FUNDING, L.P.
                         PROJECT ORANGE CAPITAL CORP.

jointly and severally promise to pay to Cede & Co., or registered assigns, the principal sum of ______ Dollars (as such amount shall be increased or decreased from time to time as indicated on the Schedule of Exchanges attached hereto) in accordance with Paragraph I herein.

Principal Payment Date: March 15 and September 15 (commencing March 15, 2000)

Interest Payment Dates: March 15 and September 15 (commencing March 15, 2000)

Record Dates: March 1 and September 1

Additional provisions are set forth on the other side of this Senior Secured Note.

                                         Dated:

                                         PROJECT ORANGE FUNDING, L.P.

                                         By G.A.S. Orange Associates, LLC, a
                                         Delaware limited liability company, its
                                         general partner

                                         By: ______________________
                                             Name:
                                             Title:



                                         PROJECT ORANGE CAPITAL CORP.

                                         By: ______________________
                                             Name:
                                             Title:

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION
as Trustee

By: __________________________
    Name:
    Title:

================================================================================

                                (Back of Note)

                      10.5% Senior Secured Notes due 2007

[Insert the Global Note legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement legend, if applicable, pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         (a). Principal and Interest. Project Orange Funding, L.P., a Delaware limited partnership (together with its successors, including Project Orange Associates, L.P. ("Orange L.P."), a Delaware limited partnership, as the survivor of the merger of Funding L.P. with and into Orange, L.P. "POA") and Project Orange Capital Corp., a Delaware corporation (and together as co-obligor with POA, the "Issuers"), jointly and severally, promise to pay the principal of this Senior Secured Note in the manner described in Section 4.01 of the Indenture dated as of December 6, 1999 (as amended or supplemented from time to time, the "Indenture") among the Issuers, and U.S. Bank Trust National Association, as trustee (the "Trustee") and as collateral agent (the "Collateral Agent"). The Issuers also promises to pay interest on the principal amount of this Senior Secured Note at 10.5% per annum from the date of issuance until maturity. The Issuers shall pay interest semi-annually in arrears on March 15 and September 15 of each year (the "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day Interest on the Senior Secured Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2000. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at 12.5% per annum; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         (b). Method of Payment. The Issuers will pay principal on the Senior Secured Notes to the Persons who are registered Holders of Senior Secured Notes at the close of business on the March 1 or September 1 next preceding the relevant payment date for principal, even if such Senior Secured Notes are canceled after such record date and on or before such payment date for principal. The Issuers will pay interest on the Senior Secured Notes (except defaulted interest) to the Persons who are registered Holders of the Senior Secured Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Senior Secured Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         (c). Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers may act in any such capacity.

         (d). Indenture. The Issuers issued the Senior Secured Notes under the Indenture and the terms of the Senior Secured Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Secured Notes are limited to $68 million in aggregate principal amount.

         (e). Optional Redemption. The Senior Secured Notes will be redeemable at the option of the Issuers at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder of Senior Secured Notes, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of such Senior Secured Note and (ii) as determined by Reference Adjusted Treasury Dealer, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the Redemption Date. Unless the Issuers default in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Senior Secured Note or portions thereof called for redemption.

         (f). Mandatory Redemption. The Senior Secured Notes will be subject to mandatory redemption, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date upon: (a) upon the receipt of Loss Proceeds or Eminent Domain Proceeds by POA if POA determines that (i) the Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or POA determines not to rebuild, repair or restore the Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or
(ii) only a portion of the Project is capable of being rebuilt, repaired or restored, in which case if excess proceeds exist after such rebuild, repair, or restoration, only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption; (b) the receipt by POA of proceeds in connection with a Title Event, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that the Issuers will be subject to as a result of the Title Event; and (c) the receipt by POA of payments arising from the occurrence of a Contract Termination Event in which case the amount of all such payments shall be made available for such redemption subject to reduction in the case of a Contract Termination Event relating to the Gas Purchase Agreement, by the costs expended in connection with obtaining a replacement or substitute gas supply and funding the Gas Reserve Account.

         (g). Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Notes are to be redeemed at its registered address. The Trustee shall promptly notify the Issuers in writing of the Senior Secured Notes selected for redemption and, in the case of any Senior Secured Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Secured Notes and portions of Senior Secured Notes selected shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof; except that if all of the Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Secured Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Senior Secured Notes called for redemption also apply to portions of Senior Secured Notes called for redemption.

         (h). Denominations, Transfer, Exchange. The Senior Secured Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of the Senior Secured Notes may be registered and Senior Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Senior Secured Notes or portion of a Senior Secured Note selected for redemption, except for the unredeemed portion of any Senior Secured Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Senior Secured Notes for a period of 15 days before a selection of the Senior Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         (i). Persons Deemed Owners. The registered Holder of a Senior Secured Note may be treated as its owner for all purposes.

         (j). Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Senior Secured Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Secured Notes and any existing default or compliance with any provision of the Indenture or the Senior Secured Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Secured Notes. Without the consent of any Holder of a Senior Secured Note, the Indenture or the Senior Secured Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to add additional covenants of the Issuers or to surrender right conferred upon the Issuers, to increase the assets securing the Issuers' obligations under the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under the Indenture.

         (k). Defaults and Remedies. Events of Default include: (i) failure to pay any principal, premium, if any, and interest or other amounts owed on any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for 5 days or more following the due date for payment; or (ii) any representation or warranty made by the Issuers in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of either of the Issuers or any other Credit Party proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date the POA receives notice thereof from the Trustee; provided that, if such Issuer or other Credit

Party commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and deliver written notice to the Trustee thereof, such Issuer or other Credit Party may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as such Issuer or other Credit Party is diligently pursuing such cure; or (iii) (A) either Issuer fails to pay any Imposition as and when due and payable, and such failure continues for 15 days or more following the date such payment becomes delinquent; or (B) either Issuer fails to perform or observe any covenant, agreement or provision binding upon it contained in the Indenture or any of the other Financing Documents regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, Guarantees, Investments, Sale Lease-Back Transactions, Affiliate Transactions, Project Documents, disposition of assets, operation of the Project, fundamental changes, or nature of business and such failure continues uncured for 30 or more days from the date POA receive notice thereof from the Trustee; or if such Issuer fails to perform or observe any covenant, agreement or provision binding upon it contained in any of the Project Documents and such failure continues uncured for 30 or more days from the date POA receives notice thereof from the Trustee (provided that the same does not constitute an event of default under the relevant Project Document), or (C) an event that then gives any Person the right to terminate or materially adversely affect any of POA's rights under the relevant Project Document; or (D) if any event of default by POA under any of the Project Documents, or any event arises that in either case then gives any Person (other than POA) the right to terminate or materially adversely affects any of POA's rights under any of the Project Documents, shall occur and be continuing; or (E) any event that then gives the University the right to foreclose under any University Collateral Document; or (F) the commencement and continuance of any action, suit or proceeding for the foreclosure, including foreclosure any power of sale, of any lien on or a security interest in any Collateral, including any such foreclosure under any University Collateral Document; or (iv) either Issuer or any other Credit Party fails to perform or observe any covenant, agreement or provision binding upon it contained in the Indenture or any of the other Financing Documents (other than those referred to in clauses (i) through (iii) inclusive above and (v) through
(vii) inclusive below) and such failure continues uncured for 30 or more days from the date POA receives notice thereof from the Trustee of such failure; provided that if such Issuer or other Credit Party commences and diligently pursues efforts to cure such default within such 30-day period, such Issuer or other Credit Party may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 90 days so long as such Issuer or other Credit Party is diligently pursuing such cure; or
(v) either Issuer: (A) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or (B) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable Debtor Relief Law; or (C) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (x) fails to obtain a dismissal of such case, proceeding or other action within 90 days of its commencement, or (y) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or (z) is the subject of an order for relief; or (D) has a trustee, receiver, custodian or other official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of 90 days; (vi) any Collateral Document or any material provision thereof ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted under any such Collateral Document such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that POA shall have 10 days after POA obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; or (vii) any event of default under any Permitted Indebtedness of either Issuer which results in Permitted Indebtedness in excess of $2,500,000 becoming due and payable prior to its stated maturity.

         (l). Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for either Issuer or their Affiliates, and may otherwise deal with either Issuer or their Affiliates, as if it were not the Trustee.

         (m). No Recourse Against Others. A past, present or future director, officer, employee, incorporator, management committee, stockholder or partner of either of the Issuers, as such, shall not have any liability for any obligations of either of Issuers under the Senior Secured Notes, the Indenture, any Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability the waiver and release are part of the consideration for the issuance of the Senior Secured Notes. This Section 13 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement made by any person in any Financing Document to which it is a party or any security granted by any person as security for the obligations of the Issuers.

         (n). Authentication. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         (o). Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         (p). Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

         c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C.
         90 Presidential Plaza
         Syracuse, New York 13202-2200
         Facsimile: (315) 471-1355
         Attn: Richard S. Scolaro

                                Assignment Form

To assign this Senior Secured Note, fill in the form below: For value received
(I) or (we) assign and transfer this Senior Secured Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Senior Secured Note on the books of the Issuers. The agent may substitute another to act for him.

Date:                              Your Signature:______________________________
                                                  (Sign exactly as your name
                                                  appears on the Senior Secured
                                                  Note)


                                   Tax Identification No: ______________________



Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program

           Schedule of Exchanges of Interests in the Global Note/1/

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                   Amount of decrease                          Principal Amount
                           in           Amount of increase      of this Global      Signature of
                    Principal Amount    in Principal Amount     Note following   authorized officer
                        of this               of this           such decrease       of Trustee or
Date of Exchange      Global Note           Global Note         (or increase)         Custodian
----------------   ------------------   -------------------    ---------------   ------------------





________________

     /1/ This should be included only if the Note is issued in global form.

                                   EXHIBIT B
                 (Face of Regulation S Temporary Global Note)
===============================================================================

                                                            CUSIP/ClNS [_______]

                      10.5% Senior Secured Notes due 2007

 No.________                                                       U.S.$_______

                         PROJECT ORANGE FUNDING, L.P.
                         PROJECT ORANGE CAPITAL CORP.

jointly and severally promise to pay to Cede & Co., or registered assigns, the principal sum of ____________ Dollars (as such amount shall be increased or decreased from time to time as indicated on the Schedule of Exchanges attached hereto) in accordance with Paragraph I herein.

Principal Payment Dates:  March 15 and September 15 (commencing March 15, 2002)

Interest Payment Dates:  March 15 and September 15 (commencing March 15, 1999)

Record Dates:  March 1 and September 1

                                          Dated:

                                          PROJECT ORANGE FUNDING, L.P.

                                          By G.A.S. Orange Associates, LLC, a
                                          Delaware limited liability company, as
                                          general partner


                                          By:____________________________
                                             Name:
                                             Title:

                                                PROJECT ORANGE CAPITAL CORP.


                                                By: __________________________
                                                    Name:
                                                    Title:

This is one of the Global Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST NATIONAL ASSOCIATION
as Trustee

By:_______________________
   Name:
   Title:
================================================================================

                 (Back of Regulation S Temporary Global Note)

                      10.5% Senior Secured Notes due 2007

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS SENIOR SECURED NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SENIOR SECURED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT TO THE DELIVERY OF SUCH EVIDENCE, IF ANY, REQUIRED UNDER THE INDENTURE PURSUANT TO WHICH THIS SENIOR SECURED NOTE IS ISSUED) AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144(A), (b) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUESTS), SUBJECT TO THE RECEIPT BY THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT

THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTION SET FORTH IN (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     (a). Principal and Interest. Project Orange Funding, L.P., a Delaware limited partnership (together with its successors, including Project Orange Associates, L.P. ("Orange L.P."), a Delaware limited partnership, as the survivor of the merger of Funding L.P. with and into Orange, L.P. "POA") and Project Orange Capital Corp., a Delaware corporation (and together as co-obligor with POA, the "Issuers"), jointly and severally, promise to pay the principal of this Senior Secured Note in the manner described in Section 4.01 of the Indenture dated as of December 6, 1999 (as amended or supplemented from time to time, the "Indenture") among the Issuers, and U.S. Bank Trust National Association, as trustee (the "Trustee") and as collateral agent (the "Collateral Agent"). The Issuers also promises to pay interest on the principal amount of this Senior Secured Note at 10.5% per annum from the date of issuance until maturity. The Issuers shall pay interest semi-annually in arrears on March 15 and September 15 of each year (the "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day Interest on the Senior Secured Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 15, 2000. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at 12.5% per annum; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     (b). Method of Payment. The Issuers will pay principal on the Senior Secured Notes to the Persons who are registered Holders of Senior Secured Notes at the close of business on the March 1 or September 1 next preceding the relevant payment date for principal, even if such Senior Secured Notes are canceled after such record date and on or before such payment date for principal. The Issuers will pay interest on the Senior Secured Notes (except defaulted interest) to the Persons who are registered Holders of the Senior Secured Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Senior Secured Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Secured Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     (c). Paying Agent and Registrar. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers may act in any such capacity.

     (d). Indenture. The Issuers issued the Senior Secured Notes under the Indenture and the terms of the Senior Secured Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbbb). The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Secured Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Senior Secured Notes are limited to $68 million in aggregate principal amount.

     (e). Optional Redemption. The Senior Secured Notes will be redeemable at the option of the Issuers at any time and from time to time, in whole or in part, upon not less than 30 nor more than 60 days notice to each Holder of Senior Secured Notes, at a redemption price equal to the Make-Whole Price. "Make-Whole Price" means an amount equal to the greater of (i) 100% of the principal amount of such Senior Secured Note and (ii) as determined by Reference Treasury Dealer, the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the

Redemption Date. Unless the Issuers default in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Senior Secured Note or portions thereof called for redemption.

     (f). Mandatory Redemption. The Senior Secured Notes will be subject to mandatory redemption, in whole or in part, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the Redemption Date upon: (a) upon the receipt of Loss Proceeds or Eminent Domain Proceeds by POA if POA determines that (i) the Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or POA determines not to rebuild, repair or restore the Project, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds shall be available for such redemption, or
(ii) only a portion of the Project is capable of being rebuilt, repaired or restored, in which case if excess proceeds exist after such rebuild, repair, or restoration, only the amount of such excess Loss Proceeds or Eminent Domain Proceeds shall be made available for such redemption; (b) the receipt by POA of proceeds in connection with a Title Event, in which case the amount of such Title Event Proceeds shall be made available for such redemption, subject to reduction by the costs expended in connection with collecting proceeds upon the occurrence of such Title Event, and any additional reasonable costs or expenses that the Issuers will be subject to as a result of the Title Event; and (c) the receipt by POA of payments arising from the occurrence of a Contract Termination Event in which case the amount of all such payments shall be made available for such redemption subject to reduction in the case of a Contract Termination Event relating to the Gas Purchase Agreement, by the costs expended in connection with obtaining a replacement or substitute gas supply and funding the Gas Reserve Account.

     (g). Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Secured Notes are to be redeemed at its registered address. The Trustee shall promptly notify the Issuers in writing of the Senior Secured Notes selected for redemption and, in the case of any Senior Secured Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Secured Notes and portions of Senior Secured Notes selected shall be in denominations of $100,000 and integral multiples of $1,000 in excess thereof; except that if all of the Senior Secured Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Secured Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Senior Secured Notes called for redemption also apply to portions of Senior Secured Notes called for redemption.

     (h). Denominations, Transfer, Exchange. The Senior Secured Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of the Senior Secured

Notes may be registered and Senior Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Senior Secured Notes or portion of a Senior Secured Note selected for redemption, except for the unredeemed portion of any Senior Secured Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Senior Secured Notes for a period of 15 days before a selection of the Senior Secured Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     (i). Persons Deemed Owners. The registered Holder of a Senior Secured Note may be treated as its owner for all purposes.

     (j). Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Senior Secured Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Secured Notes and any existing default or compliance with any provision of the Indenture or the Senior Secured Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Secured Notes. Without the consent of any Holder of a Senior Secured Note, the Indenture or the Senior Secured Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to add additional covenants of the Issuers or to surrender right conferred upon the Issuers, to increase the assets securing the Issuers' obligations under the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under the Indenture.

     (k). Defaults and Remedies. Events of Default include: (i) failure to pay any principal, premium, if any, and interest or other amounts owed on any Senior Secured Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and such failure continues for 5 days or more following the due date for payment; or (ii) any representation or warranty made by the Issuers in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other Person by or on behalf of either of the Issuers or any other Credit Party proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and that fact, event or circumstance continues uncured for 30 or more days from the date the POA receives notice thereof from the Trustee; provided that, if such Issuer or other Credit Party commences and diligently pursues efforts to cure such fact, event or circumstance within such 30-day period and deliver written notice to the Trustee thereof, such Issuer or other Credit Party may continue to effect such cure, and such misrepresentation shall not be deemed an "Event of Default" for an additional 60 days so long as such Issuer or other Credit Party is diligently pursuing such cure; or (iii) (A) either Issuer fails to pay any Imposition as and when due and payable, and such failure continues for 15 days or more following the date such payment becomes delinquent; or (B) either Issuer fails to perform or observe any covenant, agreement or provision binding upon it contained in the Indenture or any of the other Financing Documents regarding maintenance of existence or restrictions on Indebtedness, Liens, Restricted Payments, Guarantees, Investments, Sale Lease-Back Transactions, Affiliate Transactions, Project Documents, disposition of assets, operation of the Project, fundamental changes, or nature of business and such failure continues uncured for 30 or more days from the date POA receive notice thereof from the Trustee; or if such Issuer fails to perform or observe any covenant, agreement or provision binding upon it contained in any of the Project Documents and such failure continues uncured for 30 or more days from the date POA receives notice thereof from the Trustee (provided that the same does not constitute an event of default under the relevant Project Document), or (C) an event that then gives any Person the right to terminate or materially adversely affect any of POA's rights under the relevant Project Document; or (D) if any event of default by POA under any of the Project Documents, or any event arises that in either case then gives any Person (other than POA) the right to terminate or materially adversely affects any of POA's rights under any of the Project Documents, shall occur and be continuing; or (E) any event that then gives the University the right to foreclose under any University Collateral Document; or (F) the commencement and continuance of any action, suit or proceeding for the foreclosure, including foreclosure any power of sale, of any lien on or a security interest in any Collateral, including any such foreclosure under any University Collateral Document; or (iv) either Issuer or any other Credit Party fails to perform or observe any covenant, agreement or provision binding upon it contained in the Indenture or any of the other Financing Documents (other than those referred to in clauses (i) through (iii) inclusive above and (v) through
(vii) inclusive below) and such failure continues uncured for 30 or more days from the date POA receives notice thereof from the Trustee of such failure; provided that if such Issuer or other Credit Party commences and diligently pursues efforts to cure such default within such 30-day period, such Issuer or other Credit Party may continue to effect such cure of the default and such default will not be deemed an "Event of Default" for an additional 90 days so long as such Issuer or other Credit Party is diligently pursuing such cure; or
(v) either Issuer: (A) admits in writing its inability, or is generally unable, to pay its debts as the debts become due or makes a general assignment for the benefit of creditors; or (B) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any applicable Debtor Relief Law; or (C) in any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief (injunctive or otherwise) entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any Debtor Relief Law, (x) fails to obtain a dismissal of such case, proceeding or other action within 90 days of its commencement, or (y) converts the case from one chapter of the Bankruptcy Reform Act of 1978, as amended, to another chapter, or
(z) is the subject of an order for relief; or (D) has a trustee, receiver, custodian or other official appointed for or take possession of all or any part of its property or has any court take jurisdiction of any of its property, which action remains undismissed for a period of 90 days; (vi) any Collateral Document or any material provision thereof ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted under any such Collateral Document such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Collateral described therein with the priority purported to be created thereby; provided, however, that POA shall have 10 days after POA obtains actual knowledge thereof to cure any such cessation, if curable, or to furnish to the Collateral Agent all documents or instruments required to cure any such cessation, if curable; or (vii) any event of default under any Permitted Indebtedness of either Issuer which results in Permitted Indebtedness in excess of $2,500,000 becoming due and payable prior to its stated maturity.

     (l). Trustee Dealings with Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for either Issuer or their Affiliates, and may otherwise deal with either Issuer or their Affiliates, as if it were not the Trustee.

     (m). No Recourse Against Others. A past, present or future director, officer, employee, incorporator, management committee, stockholder or partner of either of the Issuers, as such, shall not have any liability for any obligations of either of Issuers under the Senior Secured Notes, the Indenture, any Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability the waiver and release are part of the consideration for the issuance of the Senior Secured Notes. This Section 13 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement made by any person in any Financing Document to which it is a party or any security granted by any person as security for the obligations of the Issuers.

     (n). Authentication. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     (o). Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     (p). Cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

     c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C.
     90 Presidential Plaza
     Syracuse, New York 13202-2200
     Facsimile: (315) 471-1355
     Attn: Richard S. Scolaro

                                Assignment Form

To assign this Senior Secured Note, fill in the form below: For value received
(1) or (we) assign and transfer this Senior Secured Note to

(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

(Print or type assignee's name, address and zip code)

and irrevocably appoint ______________________________________________________
to transfer this Senior Secured Note on the books of the Issuers. The agent may substitute another to act for him.

Date:                                 Your Signature:________________________
                                                     (Sign exactly as your name
                                                     appears on the Senior
                                                     Secured Note)


                                      Tax Identification No:____________________

Signature Guarantee.

Medallion No.:

Notice: Signature must be guaranteed by a member firm of the STAMP, SEMP or MSP signature guaranty medallion program.

          Schedule of Exchanges of Regulation S Temporary Global Note

          The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                          Amount of decrease                               Principal Amount
                                  in              Amount of increase        of this Global        Signature of
                           Principal Amount       in Principal Amount       Note following     authorized officer
                               of this                  of this             such decrease         of Trustee or
Date of Exchange             Global Note              Global Note           (or increase)           Custodian
----------------             -----------              -----------           ------------            ---------

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF TRANSFER



Project Orange Funding, L.P.
Project Orange Capital Corp.
c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C.
90 Presidential Plaza
Syracuse, New York 13202-2200

Attention: Richard S. Scolaro


[---------------]
[Address]

Re:      10.5% Senior Secured Notes Due 2007

         Reference is hereby made to the Indenture, dated as of December 6, 1999 (the "Indenture"), among Project Orange Funding, L.P. ("Funding L.P."), a Delaware limited partnership (together with its successors, including Project Orange Associates, L.P. ("Orange L.P."), a Delaware limited partnership, as the survivor of the merger of Funding L.P. with and into Orange L.P. concurrently with the issuance and sale of the Senior Secured Notes ("POA"), Project Orange Capital Corp., a Delaware corporation ("Capital Co." and together with POA, the "Issuers"), and U.S. Bank Trust National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         _____________, (the "Transferor") owns and proposes to transfer the Senior Secured Note[s] or interest in such Senior Secured Note[s] specified in Annex A hereto, in the principal amount of $ ________ in such Senior Secured Note[s] or interests (the "Transfer"), to ________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

         [CHECK ALL THAT APPLY]


         (a). [_] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act

         (b). [_] Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         (c). [_] Check and complete if Transferee will take delivery of a beneficial interest in a Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                 (i) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

                 (ii) [_] such Transfer is being effected to the Issuer or a subsidiary thereof;

                                      or

                 (iii) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                      or

                 (iv) [_] such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Senior Secured Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         (d). [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (i) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.


                 (ii) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                 (iii) [_]  Check if Transfer is Pursuant to Other Exemption.
         (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.



                                       _______________________________________
                                       [Insert Name of Transferor]


                                       By:____________________________________

                                       Name:
                                       Title:

Dated: ____________, ____

                                ANNEX A TO CERTIFICATE OF TRANSFER



          (a).  The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

                 (i)   [_] a beneficial interest in the:

                           (A) [_] 144A Global Note (CUSIP _____), or

                           (B) [_] Regulation S Global Note (CUSIP ______), or

                 (ii)  [_] a Restricted Definitive Note.

          (b).  After the Transfer the Transferee will hold:

                                  [CHECK ONE]

                 (i)   [_] a beneficial interest in the:

                          (A) [_] 144A Global Note (CUSIP ______), or

                          (B) [_] Regulation S Global Note (CUSIP _____), or

                          (C) [_] Unrestricted Global Note (CUSIP _____), or

                 (ii)  [_] a Restricted Definitive Note; or


                 (iii) [_] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

                                   EXHIBIT D

                        FORM OF CERTIFICATE OF EXCHANGE


Project Orange Funding L.P.
Project Orange Capital Corp.
c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C.
90 Presidential Plaza
Syracuse, New York 13202-2200
Facsimile: (315) 471-1355
Attention: Richard S. Scolaro

[------------------]
[Address]

Re:      10.5% Senior Secured Notes Due 2007

                             (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of December 6, 1999 (the "Indenture"), among Project Orange Funding, L.P. ("Funding L.P."), a Delaware limited partnership (together with its successors, including Project Orange Associates, L.P. ("Orange L.P."), a Delaware limited partnership, as the survivor of the merger of Funding L.P. with and into Orange L.P. concurrently with the issuance and sale of the Senior Secured Notes ("POA"), Project Orange Capital Corp., a Delaware corporation ("Capital Co." and together with POA, the "Issuers"), and U.S. Bank Trust National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________, (the "Owner") owns and proposes to exchange the Senior Secured Note[s] or interest in such Senior Secured Note[s] specified herein, in the principal amount of $__________ in such Senior Secured Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         (a). Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                  (i) [_] Check if Exchange is from beneficial interest in a
                          --------------------------------------------------
         Restricted Global Note to beneficial interest in an Unrestricted Global
         -----------------------------------------------------------------------
         Note. In connection with the Exchange of the Owner's beneficial
         ----
         interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                 (ii)  [_] Check if Exchange is from beneficial interest in a
                           --------------------------------------------------
         Restricted Global Note to Unrestricted Definitive Note. In connection
         ------------------------------------------------------
         with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act,
         (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                 (iii) [_] Check if Exchange is from Restricted Definitive Note
                           ----------------------------------------------------
         to beneficial interest in an Unrestricted Global Note. In connection
         -----------------------------------------------------
         with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                 (iv)  [_] Check if Exchange is from Restricted Definitive Note
                           ----------------------------------------------------
         to Unrestricted Definitive Note. In connection with the Owner's
         -------------------------------
         Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive

         Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b). Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

                 (i)  [_] Check if Exchange is from beneficial interest in a
                          --------------------------------------------------
         Restricted Global Note to Restricted Definitive Note. In connection
         ----------------------------------------------------
         with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                 (ii) [_] Check if Exchange is from Restricted Definitive Note
                          ----------------------------------------------------
         to beneficial interest in a Restricted Global Note. In connection with
         --------------------------------------------------
         the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] "144A Global Note", "Regulation S Global Note", "IAI Global Note" with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                            [Insert Name of Owner]

                                         By:_________________________________
                                            Name:
                                            Title:

Dated: ____________, ____

                                   EXHIBIT E

               FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                              ACCREDITED INVESTOR


Project Orange Funding L.P.
Project Orange Capital Corp.
c/o Scolaro, Shulman, Cohen, Lawler & Burstein, P.C.
90 Presidential Plaza
Syracuse, New York 13209
Facsimile: (315) 471-1355
Attention: Richard S. Scolaro

[____________________]
[Address]

Re:      10.5% Senior Secured Notes Due 2009

         Reference is hereby made to the Indenture, dated as of December 6, 1999 (the "Indenture"), among Project Orange Funding, L.P. ("Funding L.P."), a Delaware limited partnership (together with its successors, including Project Orange Associates, L.P. ("Orange L.P."), a Delaware limited partnership, as the survivor of the merger of Funding L.P. with and into Orange L.P. concurrently with the issuance and sale of the Senior Secured Notes ("POA"), Project Orange Capital Corp., a Delaware corporation ("Capital Co." and together with POA, the "Issuers"), and U.S. Bank Trust National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase $_________ aggregate principal amount of:

           (a)  [_] a beneficial interest in a Global Note, or

           (b)  [_] a Definitive Note,

           we confirm that:

           (a). We understand that any subsequent transfer of the Senior Secured Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Secured Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         (b). We understand that the offer and sale of the Senior Secured Notes have not been registered under the Securities Act, and that the Senior Secured Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Senior Secured Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Senior Secured Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         (c). We understand that, on any proposed resale of the Senior Secured Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Secured Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Senior Secured Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

         (d). We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Secured Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         (e). We are acquiring the Senior Secured Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                 [Insert Name of Accredited Investor]


                                 By:____________________________________
                                    Name:
                                    Title:

Dated: ____________, ____

                                   EXHIBIT F

                         FORM OF ASSUMPTION AGREEMENT